                                                                     Exhibit 4.1


================================================================================



          LEINER HEALTH PRODUCTS GROUP INC., as Issuer,



                               and



       UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


                     _______________________


                            INDENTURE


                    Dated as of June 30, 1997

                     _______________________


                           $85,000,000


            9 5/8% SENIOR SUBORDINATED NOTES DUE 2007







================================================================================


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                        TABLE OF CONTENTS

                                                                            PAGE

PARTIES........................................................................1

RECITALS.......................................................................1

                           ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Definitions.....................................................1
Section 1.02.  Other Definitions..............................................42
Section 1.03.  Rules of Construction..........................................43
Section 1.04.  Form of Documents Delivered to Trustee.........................44
Section 1.05.  Acts of Holders................................................46
Section 1.06.  Notices, etc., to the Trustee and the Company..................47
Section 1.07.  Notice to Holders; Waiver......................................48
Section 1.08.  Conflict with Trust Indenture Act..............................49
Section 1.09.  Effect of Headings and Table of Contents.......................49
Section 1.10.  Successors and Assigns.........................................49
Section 1.11.  Separability Clause............................................49
Section 1.12.  Benefits of Indenture..........................................50
Section 1.13.  GOVERNING LAW..................................................50
Section 1.14.  No Recourse Against Others.....................................50
Section 1.15.  Exhibits and Schedules.........................................50
Section 1.16.  Counterparts...................................................51
Section 1.17.  Duplicate Originals............................................51
Section 1.18.  Incorporation by Reference of TIA..............................51

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                           ARTICLE TWO

                          SECURITY FORMS

Section 2.01.  Form and Dating................................................51
Section 2.02.  Execution and Authentication; Aggregate Principal Amount.......53
Section 2.03.  Restrictive Legends............................................54
Section 2.04.  Book-Entry Provisions for Global Note..........................56
Section 2.05.  Special Transfer Provisions....................................59

                          ARTICLE THREE

                            THE NOTES

Section 3.01.  Title and Terms................................................62
Section 3.02.  Denominations..................................................63
Section 3.03.  Temporary Notes................................................63
Section 3.04.  Registration, Registration of Transfer and Exchange............63
Section 3.05.  Mutilated, Destroyed, Lost and Stolen Notes....................66
Section 3.06.  Payment of Interest; Interest Rights Preserved.................67
Section 3.07.  Persons Deemed Owners..........................................69
Section 3.08.  Cancellation...................................................69
Section 3.09.  Computation of Interest........................................69
Section 3.10.  Legal Holidays.................................................70
Section 3.11.  CUSIP Number...................................................70
Section 3.12.  Payment of Additional Interest Under Registration Rights
               Agreement......................................................70

                           ARTICLE FOUR

                DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01.  The Company's Option To Effect Defeasance or Covenant
               Defeasance.....................................................71

Section 4.02.  Defeasance and Discharge.......................................71
Section 4.03.  Covenant Defeasance............................................72
Section 4.04.  Conditions to Defeasance or Covenant Defeasance................73
Section 4.05.  Deposited Money and U.S. Government Obligations To Be Held
               in Trust; Other Miscellaneous Provisions.......................75
Section 4.06.  Reinstatement..................................................76
Section 4.07.  Repayment to Company...........................................77

                           ARTICLE FIVE

                             REMEDIES

Section 5.01.  Events of Default..............................................77
Section 5.02.  Acceleration of Maturity; Rescission and Annulment.............80
Section 5.03.  Collection of Indebtedness and Suits for Enforcement by
               Trustee; Other Remedies........................................83
Section 5.04.  Trustee May File Proofs of Claims..............................84
Section 5.05.  Trustee May Enforce Claims Without Possession of Notes.........85
Section 5.06.  Application of Money Collected.................................86
Section 5.07.  Limitation on Suits............................................86
Section 5.08.  Unconditional Right of Holders To Receive Principal, Premium
               and Interest...................................................87
Section 5.09.  Restoration of Rights and Remedies.............................88
Section 5.10.  Rights and Remedies Cumulative.................................88
Section 5.11.  Delay or Omission Not Waiver...................................88
Section 5.12.  Control by Majority............................................89
Section 5.13.  Waiver of Past Defaults........................................89
Section 5.14.  Undertaking for Costs..........................................90
Section 5.15.  Waiver of Stay, Extension or Usury Laws........................91

                           ARTICLE SIX

                           THE TRUSTEE

Section 6.01.  Certain Duties and Responsibilities............................91
Section 6.02.  Notice of Defaults.............................................93
Section 6.03.  Certain Rights of Trustee......................................93
Section 6.04.  Trustee Not Responsible for Recitals, Dispositions of Notes
               or Application of Proceeds Thereof.............................95
Section 6.05.  Trustee and Agents May Hold Notes; Collections; etc............95
Section 6.06.  Money Held in Trust............................................96
Section 6.07.  Compensation and Indemnification of Trustee and Its Prior
               Claim..........................................................96
Section 6.08.  Conflicting Interests..........................................98
Section 6.09.  Corporate Trustee Required; Eligibility........................98
Section 6.10.  Resignation and Removal; Appointment of Successor Trustee......98
Section 6.11.  Acceptance of Appointment by Successor........................101
Section 6.12.  Successor Trustee by Merger, etc..............................102
Section 6.13.  Preferential Collection of Claims Against Issuers.............102

                          ARTICLE SEVEN

              HOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 7.01.  Preservation of Information; Company To Furnish Trustee
               Names and Addresses of Holders................................103
Section 7.02.  Communications of Holders.....................................103
Section 7.03.  Reports by Trustee............................................104

                          ARTICLE EIGHT

                      SUCCESSOR CORPORATION

Section 8.01.  When Company May Merge, etc...................................104
Section 8.02.  Successor Substituted.........................................105
Section 8.03.  First Supplemental Indenture..................................106

                           ARTICLE NINE

               AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Without Consent of Holders....................................107
Section 9.02.  With Consent of Holders.......................................108
Section 9.03.  Compliance with Trust Indenture Act...........................110
Section 9.04.  Revocation and Effect of Consents.............................110
Section 9.05.  Notation on or Exchange of Notes..............................111
Section 9.06.  Trustee May Sign Amendments, etc..............................112

                           ARTICLE TEN

                            COVENANTS

Section 10.01. Payment of Principal, Premium and Interest....................112
Section 10.02. Maintenance of Office or Agency...............................112
Section 10.03. Money for Note Payments To Be Held in Trust...................113
Section 10.04. Existence.....................................................115
Section 10.05. Payment of Taxes and Other Claims.............................116
Section 10.06. Maintenance of Properties.....................................116
Section 10.07. Insurance.....................................................117
Section 10.08. Compliance Certificate........................................117
Section 10.09. Provision of Financial Statements and Reports.................118
Section 10.10. Limitation on Issuances of Guarantees of Indebtedness by
               Subsidiaries..................................................118

Section 10.11. Limitation on Incurrence of
               Indebtedness..................................................120
Section 10.12. Limitation on Restricted Payments.............................127
Section 10.13. Limitation on Transactions with Affiliates....................133
Section 10.14. Limitation on Asset Sales.....................................135
Section 10.15. Change of Control.............................................141
Section 10.16. Limitation on Liens...........................................145
Section 10.17. Limitation on Dividends and Other Payment Restrictions
               Affecting Subsidiaries........................................145
Section 10.18. Limitation on Incurrence of Other Senior Subordinated
               Indebtedness..................................................148
Section 10.19. Designation of Unrestricted Subsidiaries......................148
Section 10.20. Limitation on the Sale or Issuance of Preferred Stock of
               Restricted Subsidiaries.......................................150

                          ARTICLE ELEVEN

                       REDEMPTION OF NOTES

Section 11.01. Optional Redemption...........................................150
Section 11.02. Applicability of Article......................................151
Section 11.03. Election To Redeem; Notice to Trustee.........................151
Section 11.04. Selection of Notes To Be Redeemed.............................152
Section 11.05. Notice of Redemption..........................................152
Section 11.06. Deposit of Redemption Price...................................154
Section 11.07. Notes Payable on Redemption Date..............................154
Section 11.08. Notes Redeemed or Purchased in Part...........................155

                          ARTICLE TWELVE

                    SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge of Indenture.......................155


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

Section 12.02. Application of Trust Money....................................157

                         ARTICLE THIRTEEN

                        GUARANTEE OF NOTES

Section 13.01. Subsidiary Guarantee..........................................157
Section 13.02. Execution and Delivery of Subsidiary Guarantee................160
Section 13.03. [Intentionally omitted.]......................................161
Section 13.04. Subsidiary Guarantee Obligations Subordinated to Guarantor
               Senior Debt...................................................161
Section 13.05. Payment Over of Proceeds upon Dissolution, etc................162
Section 13.06. Suspension of Subsidiary Guarantee Obligations When
               Guarantor Senior Debt in Default..............................164
Section 13.07. Release of Subsidiary Guarantee...............................165
Section 13.08. Waiver of Subrogation.........................................167
Section 13.09. Provisions Solely to Define Relative Rights...................168
Section 13.10. Trustee to Effectuate Subordination...........................169
Section 13.11. No Waiver of Subordination Provisions.........................169
Section 13.12. Notice to Trustee.............................................170
Section 13.13. Reliance on Judicial Order or Certificate of Liquidating
               Agent Regarding Dissolution, etc..............................172
Section 13.14. Rights of Trustee as a Holder of Guarantor Senior Debt;
               Preservation of Trustee's Rights..............................172
Section 13.15. Article Thirteen Applicable to Paying Agents..................173
Section 13.16. No Suspension of Remedies.....................................173
Section 13.17. Trustee's Relation to Guarantor Senior Debt...................173
Section 13.18. Subrogation...................................................174

                         ARTICLE FOURTEEN

                      SUBORDINATION OF NOTES

Section 14.01. Notes Subordinate to Senior Debt..............................175
Section 14.02. Payment Over of Proceeds upon Dissolution, etc................175
Section 14.03. Suspension of Payment When Senior Debt in Default.............177
Section 14.04. Trustee's Relation to Senior Debt.............................180
Section 14.05. Subrogation to Rights of Holders of Senior Debt...............180
Section 14.06. Provisions Solely to Define Relative Rights...................181
Section 14.07. Trustee to Effectuate Subordination...........................182
Section 14.08. No Waiver of Subordination Provisions.........................182
Section 14.09. Notice to Trustee.............................................183
Section 14.10. Reliance on Judicial Order or Certificate of Liquidating
               Agent.........................................................185
Section 14.11. Rights of Trustee as a Holder of Senior Debt; Preservation
               of Trustee's Rights...........................................185
Section 14.12. Article Applicable to Paying Agents...........................186
Section 14.13. No Suspension of Remedies.....................................186

Exhibit A -    Form of Initial Note..........................................A-1

Exhibit B -    Form of Exchange Note.........................................B-1

Exhibit C -    Form of Certificate To Be Delivered
               in Connection with Transfers to Non-
               QIB Accredited Investors......................................C-1

Exhibit D -    Form of Certificate To Be Delivered
               in Connection with Transfers Pursuant
               to Regulation S...............................................D-1

Exhibit E -    Form of Supplemental Indenture in
               Respect of Subsidiary Guarantee...............................E-1

Exhibit F -    Form of First Supplemental Indenture..........................F-1

                      CROSS-REFERENCE TABLE

TIA                                                                    INDENTURE
SECTION                                                                  SECTION

310(a)(1)...................................................................6.09
310(a)(2)...................................................................6.09
310(a)(3)....................................................................N/A
310(a)(4)....................................................................N/A
310(a)(5)...................................................................6.09
310(b)......................................................................6.08

311(a)......................................................................6.13
311(b)......................................................................6.13
311(b)(2)...................................................................6.13

312(a)......................................................................7.01
312(b)......................................................................7.02
312(c)......................................................................7.02

313(a)......................................................................7.03
313(b)......................................................................7.03
313(c)......................................................................7.03
313(d)......................................................................7.03

314(a)...............................................................7.04, 10.09
314(b).......................................................................N/A
314(c)(1)...................................................................1.04
314(c)(2)...................................................................1.04
314(c)(3)...................................................................1.04
314(d).......................................................................N/A
314(e)......................................................................1.04

315(a)...................................................................6.01(a)
315(b)......................................................................6.02
315(c)...................................................................6.01(b)
315(d)...................................................................6.01(c)
315(d)(1).............................................................6.01(c)(i)
315(d)(2)............................................................6.01(c)(ii)
315(d)(3)...........................................................6.01(c)(iii)


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

315(e)......................................................................5.14

316(a)......................................................................5.12
316(a)(1)(A)................................................................5.12
316(a)(1)(B)................................................................5.13
316(a)(2)....................................................................N/A
316(b)......................................................................5.08

TIA                                                                    INDENTURE
SECTION                                                                  SECTION

317(a)(1)...................................................................5.03
317(a)(2)...................................................................5.04
317(b).....................................................................10.03

318(a)......................................................................1.08




















N/A means Not Applicable.
Note: This Cross Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of June 30, 1997, between LEINER HEALTH PRODUCTS GROUP INC., a corporation incorporated under the laws of the State of Delaware ("LEINER GROUP"), as issuer, and United States Trust Company of New York, a New York corporation, as trustee (the "TRUSTEE").

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9 % Senior Subordinated Notes due 2007 (the "Initial Notes") and the Holders of the 9 % Senior Subordinated Notes due 2007 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (the "Exchange Notes").


                           ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section   DEFINITIONS.

          "ACQUIRED DEBT" means (x) Indebtedness of any Person (the "Acquired Person") existing at the time the Acquired Person merges or consolidates with or into, or becomes a Restricted Subsidiary of, the Company or any Restricted Subsidiary, or (y) Indebtedness of any Person assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person, in each case excluding Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging or consolidating with or into, or becoming a Restricted Subsidiary of, the Company or any Restricted Subsidiary, or such acquisition of assets.

          "ACQUIRED PERSON" has the meaning set forth in the definition of "Acquired Debt."

          "ACQUISITION" means the purchase or other acquisition of any Person or substantially all the assets of any person by any other Person, whether by purchase, stock purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "AEA" means AEA Investors Inc., a Delaware corporation, or any legal successor thereto as a result of a reorganization thereof that does not involve any change in control thereof.

          "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "APPLICABLE PREMIUM" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of
(A) the present value at such time of (1) the redemption price of such Note at July 1, 2002 (such redemption price being described in the first paragraph under Section 11.01), plus (2) all required interest payments (excluding accrued but unpaid interest) due on such Note through July 1, 2002, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of such Note.

          "ASSET SALE" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than
(A) in the ordinary course of business, (B) the sale, lease, conveyance or other disposition of the Discontinued Facilities,
(C) any Financing Disposition, (D) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which shall not be an "Asset Sale" but instead shall be governed by Article Eight of this Indenture) and (E) any "fee in lieu" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time upon reasonable notice by paying a nominal fee, or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Restricted Subsidiary) for Net Proceeds in excess of $1.0 million.

          "ASSUMPTION" means the assignment by Leiner Group to LHP of, and the assumption by LHP of, all of Leiner Group's rights and obligations in respect of the Indenture and the Notes, to be effected pursuant to the First Supplemental Indenture between Leiner Group, LHP and the Trustee substantially in the form of EXHIBIT F, to be entered into immediately after the consummation of the issuance and sale of the Initial Notes.

          "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "BANK AGENT" means The Bank of Nova Scotia or any successor or replacement agent under the Credit Agreement.

          "BANK DEBT" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Credit Facility, including without limitation principal, premium (if any), interest

(including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

          "BANKRUPTCY LAW" means Title 11, United States
Bankruptcy Code of 1978, as amended, or any similar United States
Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

          "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BORROWING BASE" means, as of any date, an amount equal to the sum of (i) 80% of the consolidated book value of the net accounts receivable that (x) are owned by the Company or any of its Restricted Subsidiaries as shown on the balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available or (y) are then outstanding as of such balance sheet date and held pursuant to the terms of any Receivables Financing, and in each case that are not more than 90 days past due, plus (ii) 60% of the consolidated book value of the inventory owned by the Company or any of its Restricted Subsidiaries as of such balance sheet date, all as calculated on a consolidated basis and in accordance with GAAP.

          "BUSINESS DAY" means each Monday, Tuesday, Wednesday,
Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          "CAPITAL LEASE OBLIGATION" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

          "CAPITAL STOCK" of any Person means (i) in the case of a corporation, corporate stock, (ii) in the case of an association, limited liability company or business entity, any and all Equity Interests, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock.

          "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any instrumentality or agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality or agency thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group (a division of McGraw Hill Inc.) or any successor rating agency ("S&P") or Moody's Investors Service, Inc. or any successor rating agency ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, time deposits or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by (x) any lender under the Credit Agreement or (y) a commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case under this clause (y), having combined capital and surplus and undivided profits in excess of $500,000,000 (or the foreign currency equivalent thereof); (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above; and (vii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management not exceeding $1.0 million in aggregate principal amount outstanding at any time.

          "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes (including by merger, consolidation or otherwise) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire within one year, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of the Company; PROVIDED that any "person" or "group" will be deemed to "beneficially own" any Voting Stock of LHP held, directly or indirectly, by Leiner Group or PLI so long as such person or group "beneficially owns," directly or indirectly, in the aggregate more than 50% of the voting power of the total outstanding Voting Stock of Leiner Group or PLI; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any of LHP, Leiner Group or PLI (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by the Permitted Holders or by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors of LHP, Leiner Group or PLI then in office, as applicable; or (iii) the sale or other disposition (including by merger, consolidation or otherwise) of all or substantially all of the assets of any of LHP, Leiner Group or PLI to any "person" or "group" (as defined in Rule 13d-5 of the Exchange Act) as an entirety or substantially as an entirety in one transaction or a series of related transactions unless immediately after giving effect to such transaction, no "person" or "group," other than the Permitted Holders, is or becomes (as a result of the acquisition, by merger or otherwise) the beneficial owner, directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of the surviving or transferee corporation.

          "COMMISSION" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

          "COMPANY" means Leiner Group until consummation of the Assumption, and, upon consummation of the Assumption, means LHP until a successor Person shall have become such pursuant to Article Eight, and thereafter "Company" shall mean such successor Person.

          "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order of the Company signed in the name of the Company by an officer of the Company.

          "CONSOLIDATED CASH FLOW" means, with respect to any period, the Consolidated Net Income for such period, plus without duplication (i) Consolidated Interest Expense for such period, plus (ii) provision for taxes based on income, profits or capital, to the extent such provision for taxes was included in computing such Consolidated Net Income, plus (iii) depreciation, amortization (including, without limitation, amortization of goodwill and other intangibles) and all other non-cash charges (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period), to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income.

          "CONSOLIDATED COVERAGE RATIO" means, with respect to any date of determination, the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ended prior to such date for which consolidated financial statements of the Company are available, to (ii) Consolidated Interest Expense for such four fiscal quarters, PROVIDED that:

          (1) if since the beginning of such period the Company or any Restricted Subsidiary has incurred any Indebtedness that remains outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves an incurrence of Indebtedness (including without limitation any Acquired
     Debt), Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the application of the proceeds thereof (and, in the case of any Acquired Debt, the related acquisition) as if such Indebtedness had been incurred (and any such acquisition had occurred) on the first day of such period;

          (2) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, defeased, retired or otherwise discharged (a "Discharge") any Indebtedness that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect to such Discharge of such Indebtedness, including with the proceeds of any such new Indebtedness, as if such Discharge had occurred on the first day of such period;

          (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business, any group of assets constituting an operating unit, or any other assets out of the ordinary course of business (a "Sale"), (x) Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for such period and (y) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary Discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, transferred or otherwise disposed of, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale, transfer or disposition);

          (4) if since the beginning of such period the Company or any Restricted Subsidiary shall have acquired (by merger or otherwise) any company, any business, any group of assets constituting an operating unit, or any other assets out of the ordinary course of business (a "Purchase"), Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any related Indebtedness) as if such Purchase had occurred on the first day of such period; and

          (5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, in each case in a Purchase, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

          If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement Obligation applicable to such Indebtedness if such Interest Rate Agreement Obligation has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company, either a fixed or floating rate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. In making any calculation of the Consolidated Coverage Ratio for any period prior to the date of the closing of the Recapitalization, the Recapitalization shall be deemed to have taken place on the first day of such period.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any period, the sum (without duplication) of (i) the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied, including without limitation (a) amortization of debt discount, (b) net payments, if any, made or received under Interest Rate Agreement Obligations (including amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) accrued interest, (e) the interest component of Capital Lease Obligations and rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto determined as if such lease were a capitalized lease, accrued by the Company during such period, and all capitalized interest of the Company and its Restricted Subsidiaries, and (e) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, plus (ii) all cash dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Disqualified Stock (other than to the Company or a Restricted Subsidiary), and minus
(iii) to the extent otherwise included in Consolidated Interest Expense, amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a consolidated basis in accordance with GAAP consistently applied.

          "CONSOLIDATED NET INCOME" means, with respect to any period, the net income (or loss) of the Company and its

Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted by excluding, to the extent included in calculating such net income (or loss), without duplication, (i) any extraordinary gain or loss as recorded on the statement of operations in accordance with GAAP, (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to the Company's equity in the net income (or loss) of any unconsolidated Person or Unrestricted Subsidiary, except (in the case of such net income) to the extent of the amount of dividends or distributions actually paid or made to the Company or any of its Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon any Asset Sale and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (v) the net income of any Restricted Subsidiary if the declaration of dividends or similar distributions by that Restricted Subsidiary of that net income to the Company is at the time restricted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than pursuant to the Notes or the Indenture), except to the extent that any dividend or distribution was or could have been made by the Restricted Subsidiary to the Company or another Restricted Subsidiary during such period in compliance with such restrictions, (vi) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness, (vii) any unrealized gains or losses in respect of Currency Agreement Obligations, (viii) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, (ix) any non-recurring charges related to the Recapitalization or to any acquisition by the Company or any

Restricted Subsidiary after the Issue Date, including without limitation (a) any non-recurring compensation expense for the in-the-money value of stock options that will be cashed out, converted, exchanged or otherwise retired in connection with the Recapitalization, and (b) any charge or expenses incurred for management transaction bonuses in connection with the Recapitalization, (x) any non-cash, non-recurring charges, (xi) any charge relating to the closure of the Discontinued Facilities, (xii) any non-recurring charges incurred in connection with the Eastern Consolidation, (xiii) any charge or expense incurred during the fiscal year ended March 31, 1997 (a) for severance, hiring and relocation expenses in connection with a management reorganization, (b) in connection with the preparation and filing of a registration statement with the Commission and (c) for bonuses paid to the former owners of the Company's Canadian subsidiary and (xiv) any non-cash compensation charge arising from any grant of stock options.

          "CONSOLIDATED TANGIBLE ASSETS" means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property) shown on the balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

          "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 114 West 47th Street, New York, New York 10036-1532; attention: Corporate Trust Administration.

          "CREDIT AGREEMENT" means the credit agreement dated as of June 30, 1997, among Leiner Group, Vita Health Company (1985) Ltd., a Canadian corporation, the banks and other financial institutions party thereto from time to time, The Bank of Nova Scotia, as administrative agent,

Merrill Lynch Capital Corporation, as documentation agent, and Salomon Brothers Holding Company Inc, as syndication agent, as such agreement may be assumed by LHP or any other successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise).

          "CREDIT FACILITY" means the collective reference to the Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement
(i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

          "CURRENCY AGREEMENT OBLIGATIONS" means the Obligations of any Person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such Person against fluctuations in currency values.

          "DEBT ASSUMPTION" means (i) the Assumption and (ii) the assignment by Leiner Group to LHP of, and the assumption by LHP of, the rights and obligations of Leiner Group in respect of the Credit Facility (and any guarantee thereof by LHP).

          "DEFAULT" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

          "DESIGNATED SENIOR DEBT" means (i) all Bank Debt, and
(ii) if no Senior Debt or Guarantor Senior Debt is outstanding under the Credit Agreement, or if the lenders under the Credit Agreement shall have consented thereto, any other Senior Debt (or for certain purposes more fully described in Article Thirteen of this Indenture, Guarantor Senior Debt) permitted to be incurred under the Indenture the principal amount of which is $10.0 million or more at the time of the designation of such Senior Debt (or Guarantor Senior Debt) as "Designated Senior Debt" by the Company (or in the case of Guarantor Senior Debt, by the relevant Subsidiary Guarantor) in a written instrument delivered to the Trustee.

          "DEPOSITORY" shall mean The Depository Trust Company,
New York, New York, or any successor thereto registered under the Exchange Act or other applicable statute or regulation.

          "DISCONTINUED FACILITIES" means the Company's Chicago,
Illinois OTC pharmaceutical facility and the Company's facilities to be closed in connection with the Eastern Consolidation, including the West Unity, Ohio and Sherburne, New York facilities.

          "DISPOSITION" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

          "DISQUALIFIED STOCK" means (i)any Preferred Stock of any Restricted Subsidiary and (ii)any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon the occurrence of a change of control of the Company in circumstances where the holders of the Notes would have similar rights), in whole or in part on or prior to the final Stated Maturity of the Notes.

          "DOLLARS" or "$" means lawful money of the United
States of America.

          "EASTERN CONSOLIDATION" means the consolidation of LHP's eastern United States packaging and distribution operations into a new facility in South Carolina, including the closure of Discontinued Facilities, and the incurrence of moving and relocation expenses for equipment and personnel, severance expenses in connection with the closure of Discontinued Facilities and training expenses in connection with the opening of the new facility.

          "EVENT OF DEFAULT" shall have the meaning specified in
Section 5.01 hereof.

          "EXCHANGE ACT" means the Securities Exchange Act of
1934, as amended.

          "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

          "FINANCING DISPOSITION" means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

          "FOREIGN SUBSIDIARY" means (a) any Restricted Subsidiary of the Company that is (i) not organized under the laws of the United States of America or any state thereof or the District of Columbia and (ii) conducts its principal operations outside the United States and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

          "GAAP" means generally accepted accounting principles in the United States of America (i) as in effect on the Issue Date (for purposes of the definitions of the terms "Borrowing Base," "Consolidated Cash Flow," "Consolidated Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income," and "Consolidated Tangible Assets," all defined terms in this Indenture as and to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and (ii) as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as approved by a significant segment of the accounting profession.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "GUARANTOR SENIOR DEBT" means, with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) on and other amounts due on or in connection with (including any fees, premiums, expenses, including costs of collection, and indemnities) any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) on, and all other amounts owing in respect of, (i) Bank Debt of such Subsidiary Guarantor and any Receivables Financing and (ii) all Currency Agreement Obligations and Interest Rate Agreement Obligations relating to Bank Debt of such Subsidiary Guarantor, in each case whether outstanding on the Issue Date or thereafter created, incurred or assumed and including in respect of claims under Guarantees, claims for indemnity, claims in relation to Currency Agreement Obligations and Interest Rate Agreement Obligations, expense reimbursement and fees. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (a) Indebtedness evidenced by the Subsidiary Guarantee of such Subsidiary Guarantor, (b) Indebtedness that is PARI PASSU with or expressly subordinated in right of payment to any Guarantor Senior Debt of such Subsidiary Guarantor, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to such Subsidiary Guarantor, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock of such Subsidiary Guarantor, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under Bank Debt or the current portion of any long-term Indebtedness which would constitute Guarantor Senior Debt but for the operation of this clause (e)),
(f) to the extent it might constitute Indebtedness, amounts owed by such Subsidiary Guarantor for services rendered to such Subsidiary Guarantor, (g) to the extent it might constitute Indebtedness, any liability for federal, state, local, foreign or other taxes owed or owing by such Subsidiary Guarantor, (h) Indebtedness of such Subsidiary Guarantor to a Subsidiary of the Company and (i) that portion of any Indebtedness of such Subsidiary Guarantor which at the time of incurrence is incurred in violation of this Indenture; PROVIDED, HOWEVER, that such Indebtedness shall be deemed not to have been incurred in violation of this Indenture for purposes of this clause (i) if
(x) the holder(s) of such Indebtedness or their representative or such Subsidiary Guarantor shall have furnished to the Trustee an opinion of recognized independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of such Subsidiary Guarantor) to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture or (y) such Indebtedness consists of Bank Debt, and the holder(s) of such Indebtedness or their agent or representative (1) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated this Indenture and (2) shall have received a certificate from an officer of such Subsidiary Guarantor to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture.

          "HOLDER" or "NOTEHOLDER" means a Person in whose name a
Note is registered in the Note Register.

          "INDEBTEDNESS" means, with respect to any Person, without duplication, and whether or not contingent, (i)all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person to pay the deferred or unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such service, (iii) all Capital Lease Obligations and Attributable Debt of such Person, (iv) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (v) to the extent not otherwise included in this definition, all net obligations of such Person under all Interest Rate Agreement Obligations or Currency Agreement Obligations of such Person,
(vi) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the value of the property subject to such Lien, (vii) all Disqualified Stock issued by such Person, and (viii) to the extent not otherwise included, any Guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include (i) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices and (ii) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due.

          "INDENTURE" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "INDEPENDENT DIRECTOR" means a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to any transaction or series of related transactions.

          "INITIAL PURCHASERS" means Merrill Lynch & Co., Merrill
Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc and Scotia Capital Markets (USA), Inc.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act.

          "INTEREST PAYMENT DATE" means, when used with respect to any Note and any installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note.

          "INTEREST RATE AGREEMENT OBLIGATIONS" means, with respect to any Person, the Obligations of such Person under
(i)interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii)other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances, loans and other extension of credit to customers, directors, officers and employees in the ordinary course of business) to, capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and Section 10.12 hereof, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

          "ISSUE DATE" means the date of first issuance of the Notes under this Indenture, June 30, 1997.

          "LEINER GROUP" means Leiner Health Products Group Inc., a Delaware corporation, or any successor thereto.

          "LHP" means Leiner Health Products Inc., a Delaware corporation, or any successor thereto.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, or any option or other agreement to sell or give a security interest in any asset).

          "MANAGEMENT AGREEMENT" means the Consulting Agreement dated as of the Issue Date among LHP, Leiner Group and North Castle Partners, L.L.C., as in effect on the Issue
Date, and as the same may be amended from time to time in accordance with the terms of the Indenture.

          "MANAGEMENT INVESTORS" means the officers, directors, employees and other members of the management of Leiner Group, PLI, LHP or any of their respective Subsidiaries, or family members or relatives thereof, or trusts for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of LHP, Leiner Group or PLI.

          "MERGER" means the merger on the Issue Date of LHP
Acquisition Corp., a Delaware corporation, with and into Leiner
Group, with Leiner Group being the surviving corporation.

          "NET PROCEEDS" from an Asset Sale means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than the Company or a

Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale and (iv) appropriate amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

          "NON-PAYMENT DEFAULT" means, for purposes of Article Fourteen hereof, any default (other than a Payment Default) with respect to any Designated Senior Debt of the Company or any Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated.

          "NON-U.S. PERSON" means a person who is not a U.S.
person, as defined in Regulation S.

          "NORTH CASTLE PARTNERS" means North Castle Partners I,
L.L.C., a Delaware limited liability company, or any legal successor thereto as a result of a reorganization thereof that does not involve any change in control thereof.

          "NOTES" mean the Initial Notes and the Exchange Notes.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICER" means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, any Vice President, Treasurer or Secretary, or any other officer designated by the Board of Directors of such Person as an Officer for purposes of this Indenture.

          "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of such Person.

          "OPINION OF COUNSEL" means a written opinion of counsel, who may be an employee of or counsel to the Company, and who shall be reasonably acceptable to the Trustee.

          "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or duly delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust for the Holders of such Notes; PROVIDED, HOWEVER, that if such Notes are to be redeemed, notice of such redemption has been duly and irrevocably given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

          (iii) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Section4.02 or 4.03;
     and

          (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a BONA FIDE purchaser in whose hands the Notes are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor under the Notes or any Affiliate of the

Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor under the Notes or any Affiliate of the Company or such other obligor.

          "PAYING AGENT" means any Person authorized by the Company to pay the principal, or premium, if any, or interest on, any Notes on behalf of the Company.

          "PAYMENT BLOCKAGE PERIOD" shall have the meaning set forth in Section 14.03.

          "PAYMENT DEFAULT" means any default in the payment when due (whether at Stated Maturity, by acceleration or otherwise) of principal or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting, any Senior Debt or Guarantor Senior Debt, as applicable, of the Company or any Subsidiary Guarantor.

          "PERMITTED HOLDERS" means collectively or individually
(i) North Castle Partners and AEA and each of their respective current, former and future employees, members, stockholders, directors and officers, (ii) trusts for the benefit of such Persons or the spouses, issue, parents or other relatives of such Persons, (iii) Persons controlling or controlled by such Persons and (iv) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

          "PERMITTED INVESTMENTS" means (i) any Investment in the Company or any Restricted Subsidiary; (ii) any Investment in Cash Equivalents; (iii) any Investment in a Person if, as a result of such Investment, (a) such Person becomes a Restricted Subsidiary, or (b) such Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Restricted Subsidiaries and the Company or such Restricted Subsidiary is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities or other Investments received in connection with any sale or other disposition of property or assets, including any Asset Sale that complies with Section 10.14; (vi) Interest Rate Agreement Obligations or Currency Agreement Obligations permitted pursuant to Section 10.11; (vii) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person; (viii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date; (ix) pledges or deposits (a) with respect to leases or utilities, provided to third parties in the ordinary course of business or (b) otherwise described in the definition of "Permitted Liens"; (x) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, cancelling such bonds and terminating the transaction; (xi)
(1) Investments in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by Leiner Group or PLI, provided that if Leiner Group or PLI, as applicable, receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed by Leiner Group or PLI to LHP; and
(xii) any promissory note of any Management Investor acquired in connection with the issuance of Capital Stock of Leiner Group to such Management Investor.

          "PERMITTED JUNIOR SECURITIES" means, (i) for purposes of Article Fourteen (so long as the effect of any exclusion employing this definition is not to cause the Notes to be treated in any case or proceeding or similar event described in clauses
(a), (b) or (c) of Section 14.02 as part of the same class of claims as the Senior Debt or any class of claims PARI PASSU with, or senior to, the Senior Debt for purposes of any payment or distribution) debt or equity securities of the Company or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent that the Notes are subordinated to the payment of all Senior Debt; PROVIDED that (a) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Debt not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (b) the rights of the holders of such Senior Debt are not, without the consent of such holders, altered or impaired by such reorganization or readjustment, and (ii) for purposes of Article Thirteen, any Guarantee by a Subsidiary Guarantor of a Permitted Junior Security of the Company described in clause (i) above; PROVIDED that such Guarantee is subordinated to the payment of all Guarantor Senior Debt at least to the same extent that the Subsidiary Guarantees are subordinated to the payment of all Guarantor Senior Debt, and such Guarantee is subject to provisions substantially similar to those set forth in Article Thirteen.

          "PERMITTED LIENS" means (i) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with or into, or becomes a Restricted Subsidiary of, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens were not incurred in connection with, or in contemplation of, such merger, consolidation or other transaction, and do not extend to any property or assets other than those of such Person; (ii) Liens on property or assets acquired by the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens were not incurred in connection with, or in contemplation of such acquisition, and do not extend to any other property or assets; (iii) Liens in respect of Interest Rate Agreement Obligations, Currency Agreement Obligations, Purchase Money Obligations, Capital Lease Obligations and Attributable Debt permitted under this Indenture; (iv) Liens to secure Indebtedness or other obligations of any Receivables Entity;
(v)Liens in favor of the Company or any Restricted Subsidiary; and (vi) Liens incurred, or pledges and deposits in connection with, (a) workers' compensation, unemployment insurance and other social security benefits, and other similar legislation or other insurance related obligations, (b) bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, and surety, judgment, performance and appeal bonds and other obligations of like nature incurred by the Company or any Restricted Subsidiary in the ordinary course of business, (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, and (d) any extension, renewal, refinancing, refunding or replacement of any Permitted Lien (or any arrangement to which such Permitted Lien relates), PROVIDED that such new Lien, pledge or deposit is limited to the property or assets that secured (or under the arrangement under which the original Permitted Lien arose, could secure) the obligations to which such Liens relate.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PLI" means PLI Holdings Inc., a Delaware corporation, or any successor thereto.

          "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.05 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "PREFERRED STOCK," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

          "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Notes in the form set forth in Section 2.03.

          "PUBLIC DEBT" means any Indebtedness represented by debt securities (including any Guarantee of such securities) issued by the Company or any Restricted Subsidiary in connection with a public offering (whether or not underwritten) or a private placement (provided such private placement is underwritten for resale pursuant to Rule 144A, Regulation S or otherwise under the Securities Act or sold on an agency basis by a broker-dealer or one of its affiliates); it being understood that the term "Public Debt" shall not include any evidence of Indebtedness under the Credit Facility or any other commercial bank borrowings or similar borrowings, any Receivables Financing, recourse transfers of financial assets, capital leases, or other types of borrowings incurred in a manner not customarily viewed as a "securities offering."

          "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of Common Stock (other than Disqualified Stock) of LHP, Leiner Group or PLI pursuant to an effective registration statement filed under the Securities Act, all of the net proceeds of which, if issued by Leiner Group or PLI, are contributed as common equity to LHP and which public equity offering, if such public equity offering is the first pursuant to which LHP redeems Notes pursuant to the second paragraph of Section 11.01, results in gross proceeds to the issuer of not less than $50.0 million. Any "Public Equity Offering" may be undertaken either independently or in conjunction with any secondary offering of securities by the issuer thereof.

          "PURCHASE MONEY OBLIGATION" means any Indebtedness secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Issue Date; PROVIDED that (i)any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "SECURITY AGREEMENT") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii)at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii)(A)the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (B)the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

          "QUALIFIED INSTITUTIONAL BUYER" or "QIB" means a
"qualified institutional buyer," as that term is defined in Rule
144A under the Securities Act.

          "RECAPITALIZATION" means the recapitalization of Leiner Group pursuant to the Stock Purchase Agreement and Plan of Merger, dated as of May 31, 1997, among Leiner Group, North Castle and LHP Acquisition Corp., whereby LHP Acquisition Corp. will be merged with and into Leiner Group, with Leiner Group continuing as the surviving corporation.

          "RECEIVABLE" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

          "RECEIVABLES FINANCING" means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing
Disposition.

          "RECEIVABLES ENTITY" means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

          "RECEIVABLES SUBSIDIARY" means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Board of Directors of the Company.

          "REDEMPTION DATE" means, with respect to any Note to be redeemed, any date fixed for such redemption by or pursuant to this Indenture and the terms of the Notes.

          "REDEMPTION PRICE" means, with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and the terms of the Notes.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration
Rights Agreement dated on or about the Issue Date among Leiner
Group, LHP and the Initial Purchasers for the benefit of themselves and the Holders, as the same may be amended from time to time in accordance with the terms thereof.

          "REGULAR RECORD DATE" means the Regular Record Date specified in the Notes.

          "REGULATION S" means Regulation S under the Securities
Act.

          "RELATED BUSINESS" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the

Company are related, ancillary or complementary to such business.

          "RESPONSIBLE OFFICER" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

          "RESTRICTED PAYMENT" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distributions has any stockholder other than the Company or another Restricted Subsidiary, to such stockholder on no more than a PRO RATA basis, measured by value)); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary (other than any Capital Stock owned by the Company or any Restricted Subsidiary), except from all holders of such Capital Stock of a Restricted Subsidiary on a pro rata basis;
(iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes (other than a purchase, redemption, defeasance or other acquisition or retirement for value (A) that is paid for with the proceeds of Refinancing Indebtedness that is permitted under Section 10.11, or (B) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement, or (C) from Net Proceeds to the extent permitted by Section 10.14 or (D) upon a Change of Control to the extent required by the agreement governing such Indebtedness but only if the Company shall have complied with Section 10.15 and purchased all Notes tendered pursuant to the offer to repurchase all of the Notes required thereby, prior to purchasing or repaying such Indebtedness); or
(iv) any Restricted Investment.

          "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "RESTRICTED SUBSIDIARY" means each direct or indirect
Subsidiary of the Company other than an Unrestricted Subsidiary.

          "REVOLVING CREDIT FACILITY" means the revolving credit facilities provided under the Credit Facility (which may include any line or letter of credit facility or subfacility thereunder).

          "RULE 144A" means Rule 144A under the Securities Act.

          "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a

Person more than nine months after acquiring such property, and the Company or such Restricted Subsidiary leases it from such Person, other than leases (x) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (y) required to be classified and accounted for as capitalized leases for financial reporting purposes in accordance with GAAP or (z) of any assets referred to in clause (i)(E) of the definition of Asset Sale.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) on and other amounts due on or in connection with (including any fees, premiums, expenses, including costs of collection, and indemnities) any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) on, and all other amounts owing in respect of, (i) Bank Debt of the Company and any Receivables Financing and (ii) all Currency Agreement Obligations and Interest Rate Agreement Obligations relating to Bank Debt of the Company, in each case whether outstanding on the Issue Date or thereafter created, incurred or assumed and including in respect of claims under Guarantees, claims for indemnity, claims in relation to such Currency Agreement Obligations and Interest Rate Agreement Obligations, expense reimbursement and fees. Notwithstanding the foregoing, "Senior Debt" shall not include (a) Indebtedness evidenced by the Notes, (b) Indebtedness that is PARI PASSU with or expressly subordinated in right of payment to any Senior Debt of the Company, (c) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the Company, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock of the Company, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under Bank Debt or the current portion of any long-term Indebtedness which would constitute Senior Debt but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by the Company for services rendered to the Company, (g) to the extent it might constitute Indebtedness, any liability for federal, state, local, foreign or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company and (i) that portion of any Indebtedness of the Company which at the time of incurrence is incurred in violation of this Indenture; PROVIDED, HOWEVER, that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause (i) if
(x) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of recognized independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of the Company) to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture or (y) such Indebtedness consists of Bank Debt, and the holder(s) of such Indebtedness or their agent or representative (1) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated this Indenture and

(2) shall have received a certificate from an Officer of the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture.

          "SENIOR REPRESENTATIVE" means the Bank Agent or any other representatives designated in writing to the Trustee by the holders of any class or issue of Designated Senior Debt; PROVIDED that, in the absence of a representative of the type described above, any holder or holders of a majority of the principal amount outstanding of any class or issue of Designated Senior Debt may collectively act as Senior Representative for such class or issue.

          "SENIOR SUBORDINATED NOTE OBLIGATIONS" means any principal of, premium, if any, and interest on, and any other amounts owing in respect of, the Notes payable pursuant to the terms of the Notes or the Indenture or upon acceleration of the Notes, including, without limitation, amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal of, premium, if any, or interest on, or other amounts owing with respect to, the Notes.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act, as such Rule is in effect on the Issue Date.

          "SPECIAL RECORD DATE" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.06 hereof.

          "STATED MATURITY" means, when used with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii)any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 60% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

          "SUBSIDIARY GUARANTEE" means any Guarantee of the Notes that may from time to time be provided by a Restricted Subsidiary pursuant to the terms of this Indenture.

          "SUBSIDIARY GUARANTOR" means each of the Company's
Restricted Subsidiaries that issues a Subsidiary Guarantee.

          "SURVIVING PERSON" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

          "TAX SHARING AGREEMENT" means the Tax Sharing Agreement dated as of the Issue Date among Leiner Group, PLI and LHP, and as the same may be amended from time to time in accordance with the terms of this Indenture.

          "TERM LOAN FACILITY" means the term loan facilities provided under the Credit Facility.

          "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the relevant Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the relevant Redemption Date to the Stated Maturity; PROVIDED, HOWEVER, that if the period from the relevant Redemption Date to the Stated Maturity is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the relevant Redemption Date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "TRUST INDENTURE ACT" or "TIA" means the Trust
Indenture Act of 1939, as amended, and as in effect from time to time.

          "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with Section 10.19 of this Indenture. Any such designation may be revoked by a

Board Resolution of the Company delivered to the Trustee, subject to the provisions of such Section 10.19.

          "U.S. GOVERNMENT OBLIGATIONS" means securities that are
(i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or
(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED, HOWEVER, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. RESTRICTED SUBSIDIARY" means any Restricted
Subsidiary that is not a Foreign Subsidiary.

          "VOTING STOCK" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time the stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any
Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

          Section 1.02.  OTHER DEFINITIONS.

                                                  Defined in
          Term                                      Section
          ----                                    ----------

       "Act"                                          1.05
       "Agent Members"                                2.04
       "Asset Sale Offer"                            10.14
       "Asset Sale Offer Price"                      10.14
       "Asset Sale Offer Trigger Date"               10.14
       "Authenticating Agent"                         2.02
       "Change of Control Date"                      10.15
       "Change of Control Offer"                     10.15
       "Change of Control Purchase Date"             10.15
       "Change of Control Purchase Price"            10.15
       "covenant defeasance"                          4.03
       "Defaulted Interest"                           3.06
       "defeasance"                                   4.02
       "Defeased Guarantees"                          4.01
       "Defeased Notes"                               4.01
       "Designation"                                 10.19
       "Designation Amount"                          10.19
       "Excess Proceeds"                             10.14

       "Exchange Notes"                            Recitals
       "Foreign Specified Indebtedness"             10.10
       "Foreign Subsidiary Guarantee"               10.10
       "Global Note"                                 2.01
       "incur"                                      10.11(a)
       "Initial Notes"                             Recitals
       "Note Register"                               3.04
       "Note Registrar"                              3.04
       "Notice of Default"                           5.01
       "Offshore Physical Note"                      2.01
       "Optional Redemption Price"                  11.01
       "Other Obligations"                           1.20
       "Payment Blockage Notice"                    14.03
       "Permitted Indebtedness"                     10.11
       "Permitted Payments"                         10.12
       "Physical Notes"                              2.01
       "refinanced"                                 10.12
       "refinancing"                                10.12
       "Refinancing Indebtedness"                   10.11
       "Required Filing Dates"                      10.09
       "Revocation"                                 10.19
       "Taxes"                                      10.12
       "U.S. Physical Notes"                         2.01
       "U.S. Specified Indebtedness"                10.10
       "U.S. Subsidiary Guarantee"                  10.10

       Section 1.03. RULES OF CONSTRUCTION. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

       (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

       (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

       (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

       (d) the words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

       (e) all references to "$" or "DOLLARS" shall refer to the lawful currency of the United States of America;

       (f) the words "INCLUDE," "INCLUDED" and "INCLUDING" as used herein shall be deemed in each case to be followed by the phrase "WITHOUT LIMITATION", if not expressly followed by such phrase or the phrase "but not limited to";

       (g) words in the singular include the plural, and words in the plural include the singular; and

       (h) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

       Section 1.04. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (a)an Officers' Certificate in form and substance reasonably satisfactory to the Trustee to the effect that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with, (b)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that, in the opinion of counsel, all such conditions (including any covenants compliance with which constitutes a condition precedent), have been complied with and (c)where applicable, a certificate or opinion by an accountant that complies with Section 314(c) of the Trust Indenture Act. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officers' Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

       Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

       (a) a statement to the effect that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

       (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

       (c) a statement to the effect that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

       (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

       In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such

Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

       Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon (x) a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous or (y) one or more certificates of public officials. Any Opinion of Counsel delivered in connection with any transaction in accordance with Section 8.01 may rely on any certificate or opinion of, or representations by, an officer or officers of the Company with respect to compliance with clauses (iii) and (iv) of Section 8.01.

       Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

       Section 1.05. ACTS OF HOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

       (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient including, without limitation, by verification by a notary public or signature guarantee.

       (c)  The ownership of Notes shall be proved by the Note
Register.

       (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

       Section 1.06. NOTICES, ETC., TO THE TRUSTEE AND THE COMPANY. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

       (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office or at any other address previously furnished in writing to the Holders and the Company by the Trustee or at the office of any drop agent specified by or on behalf of the Trustee to the Holders and the Company from time to time; and

       (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company, addressed to it at 901 East 233rd Street, Carson, CA 90745-6204, Attention: Chief Financial Officer, with a copy to Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, Attention: David Brittenham, Esq., or at any other address previously furnished in writing to the Trustee by the Company.

       Section 1.07. NOTICE TO HOLDERS; WAIVER. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

       In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

       Section 1.08.  CONFLICT WITH TRUST INDENTURE ACT.  If
any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

       If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be, if this Indenture shall then be qualified under the TIA.

       Section 1.09.  EFFECT OF HEADINGS AND TABLE OF
CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       Section 1.10.  SUCCESSORS AND ASSIGNS.  All covenants
and agreements in this Indenture by the Company and Trustee shall bind their respective successors and assigns, whether so expressed or not.

       Section 1.11.  SEPARABILITY CLAUSE.  In case any
provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       Section 1.12. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes issued pursuant hereto, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture, except as provided in Article Thirteen and Article Fourteen.

       SECTION 1.13. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS). THE TRUSTEE, THE COMPANY, EACH SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

       Section 1.14. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, or premium, if any, or interest on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any of the Notes, or of any Subsidiary Guarantor in any Subsidiary Guarantee, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

       Section 1.15.  EXHIBITS AND SCHEDULES.  All exhibits
and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

       Section 1.16.  COUNTERPARTS.  This Indenture may be
executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

       Section 1.17.  DUPLICATE ORIGINALS.  The parties may
sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

       Section 1.18. INCORPORATION BY REFERENCE OF TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA, have the meanings so assigned to them therein.


                           ARTICLE TWO

                          SECURITY FORMS

       Section 2.01. FORM AND DATING. The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBITB. The Notes may have notations, legends or endorsements required by law, governmental rule or regulation, stock or other securities exchange rule or depository rule or usage, or other customary usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication and shall show the date of its authentication.

       The additional terms and provisions contained in the forms of Notes and Subsidiary Guarantees, annexed hereto as EXHIBITS A AND E, respectively, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

       Notes offered and sold in reliance on Rule144A shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in EXHIBITA (each, a "GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall be Restricted Securities and shall bear the legend set forth in
Section 2.03 hereof. The aggregate principal amount of any such Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Registrar, solely as and to the extent provided in Section 2.05 hereof; PROVIDED that in no event shall the aggregate principal amount of Notes outstanding at any time exceed $85,000,000, except as provided in
Section 3.05 hereof.

       Notes offered and sold in offshore transactions in reliance on Regulation S shall be represented upon issuance by a temporary Global Note, which will be exchangeable for certificated Notes in registered form in substantially the form set forth in EXHIBIT A (the "OFFSHORE PHYSICAL NOTES") only upon the expiration of the "40-day restricted period" within the meaning of Rule 903(c)(3) of Regulation S. Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of certificated Notes in registered form, in substantially the form set forth in EXHIBITA (the "U.S. PHYSICAL NOTES"). The Offshore Physical Notes and the U.S. Physical Notes, together with any other certificated Notes in registered form, in substantially the form set forth in EXHIBIT A, issued pursuant to the last sentence of paragraph (2) of Section 2.04, are sometimes collectively herein referred to as the "PHYSICAL NOTES." Physical Notes may initially be registered in the name of the Depository or a nominee of such Depository and be delivered to the Trustee as custodian for such Depository. Beneficial owners of Physical Notes, however, may request registration of such Physical Notes in their names or the names of their nominees.

       Section 2.02. EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT. The Notes shall be executed on behalf of the Company by two Officers of the Company, or by an Officer of the Company and an Assistant Treasurer or Assistant Secretary of the Company. The signature of any Officer, Assistant Treasurer or Assistant Secretary of the Company on the Notes may be manual or facsimile.

       If an Officer, Assistant Treasurer or Assistant
Secretary whose manual or facsimile signature is on a Note was an Officer, Assistant Treasurer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

       No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

       The Trustee shall authenticate (i)Initial Notes for original issue in the aggregate principal amount not to exceed $85,000,000 and (ii)Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Physical Notes or a Global Note or such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $85,000,000, except as provided in Section 3.05 hereof.

       The Trustee may appoint an authenticating agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an agent to deal with the Company or with any Affiliate of the Company.

       Section 2.03.  RESTRICTIVE LEGENDS.  Each Global Note
and Physical Note that constitutes a Restricted Security shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof until removed in accordance with the last sentence of such legend, unless otherwise agreed by the Company and the Holder thereof:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
  SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
  ACT"), OR ANY STATE SECURITIES LAWS.  NEITHER THIS
  SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY
  BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
  ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF
  SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT
  FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO
  COMPLIANCE WITH OTHER APPLICABLE LAWS.  THE HOLDER OF
  THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER,
  SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE
  DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT
  MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) (OR ANY
  SUCCESSOR PROVISION THEREOF) AS PERMITTING THE RESALE
  BY NON-

  AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A)TO THE COMPANY; (B)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C)FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D)PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E)TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
  (F)PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

       Each Global Note shall also bear a legend on the face thereof in substantially the following form:

  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART
  FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY
  NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY
  TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE
  OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF
  SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A
  SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR
  DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN
  AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
  COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY
  OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
  PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
  THE NAME OF CEDE& CO. OR SUCH OTHER NAME AS IS
  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND
  ANY PAYMENT HEREON IS MADE TO CEDE& CO. OR TO SUCH
  OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
  REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
  USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
  IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF,
  CEDE& CO., HAS AN INTEREST HEREIN.

  TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO
  TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF
  CEDE& CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S
  NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY
  SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH
  THE RESTRICTIONS SET FORTH IN SECTION2.05 OF THE
  INDENTURE.

       Section 2.04.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE.
This Section 2.04 shall apply only to the Global Note deposited with the Depository or its custodian.

       (1) So long as the Notes are eligible for book-entry settlement with the Depository, or unless otherwise required by law, the Global Note initially shall
  (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.03.

       Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

       (2) Transfers of the Global Note shall be limited to transfers in whole, but, subject to the immediately succeeding sentence, not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of
  Section 2.05 hereof. In addition, Physical Notes shall be transferred to the Persons identified by the Depositary as the beneficial owners of the Notes represented by the Global
  Note in exchange for their beneficial interests in the Global Note upon the surrender by the Depositary of the Global Note for cancellation, if (i)the Depository notifies the Company, and the Company notifies the Trustee, that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Notes under the Indenture or (iii)an Event of Default has occurred and is continuing and the Note Registrar has received a written request from the Depository to issue Physical Notes.

       (3) Any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (2) shall be made only in accordance with the provisions of Section 2.05 hereof.

       (4) In connection with the transfer of the beneficial interests in the entire Global Note to beneficial owners pursuant to paragraph (2), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

       (5) Any Physical Note constituting a Restricted Security delivered in exchange for a beneficial interest in the Global Note pursuant to paragraph (2) or (3) shall, except as otherwise provided by paragraphs (1)(a)(x) and (3) of Section 2.05 hereof, bear the Private Placement Legend.

       (6) The Company or the Trustee, in the discretion of either of them, may treat as the Act of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note, provided that the fact and date of the execution of such instrument or writing is proved in accordance with Section 1.05(b).

       Section 2.05.  SPECIAL TRANSFER PROVISIONS.  TRANSFERS
TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

       (a) the Note Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the later of the second anniversary of the Issue Date and the relevant Resale Restriction Termination Date or (y)(A)in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Note Registrar a certificate substantially in the form of EXHIBITC or (B)in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of EXHIBITD; and

       (b) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Note Registrar of (x) the certificate, if any, required by paragraph (a) above and (y) written instructions given in accordance with the Depository's and the Note Registrar's procedures; and

       (c) unless otherwise agreed by the Company and the Trustee, in the case of any transfer pursuant to paragraph
  (a)(y) above, an opinion of counsel, certifications and other information satisfactory to the Company and the Trustee,

whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (ii) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

       (2) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

       (a) the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

       (b) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Note Registrar of written instructions given in accordance with the Depository's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

       (3) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i)the requested transfer is after the later of the second anniversary of the Issue Date and the relevant Resale Restriction Termination Date, or (ii) there is delivered to the Note Registrar an opinion of counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

       (4) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

       The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.04 hereof or this Section 2.05. The Company shall have the right to require the Note Registrar to deliver to the Company, at the Company's expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

       In connection with any transfer of the Notes, the Trustee, the Note Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.


                                    ARTICLE THREE

                                      THE NOTES

         Section 3.01 TITLE AND TERMS. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $85,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to
Section 3.03, 3.04, 3.05, 9.05, 10.14, 10.15 or 11.08.

         The Notes shall be known and designated as the "9 % Senior
Subordinated Notes due 2007" of the Company. The final Stated Maturity of the Notes shall be July 1, 2007. Interest on the Notes will accrue at the rate of 9 % per annum and will be payable semi-annually in arrears on January 1 and July 1 in each year, commencing on January 1, 1998, to holders of record on the immediately preceding December 15 and June 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date.

         The additional terms and provisions contained in the forms of Notes and the Subsidiary Guarantees, annexed hereto as EXHIBITS A AND E, respectively, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Section 3.02. DENOMINATIONS. The Notes shall be issuable only in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof.

         Section 3.03. TEMPORARY NOTES. Pending the preparation and delivery of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer or Officers executing such Notes may consider appropriate, as conclusively evidenced by their execution of such Notes.

         If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.


         Section 3.04.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.
The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "NOTE REGISTER") in which, subject to such reasonable regulations as the Person appointed as being responsible for the keeping of the Note Register (the "NOTE REGISTRAR") may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars.

         Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by Section 2.03; PROVIDED that any Note that is a Restricted Security may only be transferred pursuant to and in accordance with Sections 2.04 and 2.05 hereof.

         At the option of the Holder, Notes in certificated form may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange and no such transfer or exchange shall constitute a repayment of any obligation nor create any new obligations of the Company.

         Every Note presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Note Registrar or any co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section3.03, 9.05, 10.14, 10.15 or 11.08 not involving any transfer.

         None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business on the day that the Trustee receives notice of any redemption from the Company and ending at the close of business on the day notice of redemption is sent to Holders, (b)to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part or (c)to issue, register, transfer or exchange any Note during a Change of Control Offer or an Asset Sale Offer, if such note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

         When Notes are presented to the Note Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met, and such transfer or exchange otherwise complies with the provisions of this Indenture. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Note Registrar's request.

         Section 3.05. MUTILATED, DESTROYED, LOST AND STOLEN NOTES. If (a)any mutilated Note is surrendered to the Trustee, or (b)the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless from any loss which either of them may suffer if a Note is replaced, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a BONA FIDE purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         Upon the issuance of any replacement Notes under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 3.06  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.
Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid at the Corporate Trust Office or agency of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts: PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check (which may be a check of the Company) mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or by wire transfer to such Person.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "DEFAULTED INTEREST"), shall forthwith cease to be payable to the Holder on the Regular Record Date and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or
(b) below:

         (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection (a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

         (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection
    (b), such payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         Section 3.07. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, and premium, if any, and (subject to Section 3.06) interest on, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 3.08. CANCELLATION. All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, as evidenced by a Company Order instructing the Trustee that all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.08, except as expressly permitted by this Indenture. Cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order; PROVIDED, HOWEVER, that the Trustee shall not be required to destroy such cancelled Notes. The Trustee shall provide the Company with a list of all Notes that have been cancelled from time to time as requested by the Company.

         Section 3.09. COMPUTATION OF INTEREST. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

         Section 3.10. LEGAL HOLIDAYS. In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day.

         Section 3.11. CUSIP NUMBER. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of the Notes.

         Section 3.12. PAYMENT OF ADDITIONAL INTEREST UNDER REGISTRATION RIGHTS AGREEMENT. Under certain circumstances the Company will be obligated to pay certain additional amounts of interest to the Holders, as more particularly set forth in Section2(e) of the Registration Rights Agreement. The terms of Section2(e) of the Registration Rights Agreement are hereby incorporated herein by reference and the Company shall be obligated to provide a copy of such Registration Rights Agreement to the Trustee.

                                     ARTICLE FOUR

                          DEFEASANCE OR COVENANT DEFEASANCE

         Section 4.01. THE COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE. The Company may, at its option, at any time, elect to have terminated the obligations of the Company with respect to Outstanding Notes and to have terminated the obligations of any Subsidiary Guarantors, with respect to the Subsidiary Guarantees, in each case, as set forth in this Article, and elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Notes (the "DEFEASED NOTES") and the Subsidiary Guarantees (the "DEFEASED GUARANTEES"), upon compliance with the conditions set forth below in Section4.04. Either Section 4.02 or Section 4.03 may be applied to the Defeased Notes and Defeased Guarantees to any Redemption Date or the Stated Maturity of the Notes.

         Section 4.02. DEFEASANCE AND DISCHARGE. Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes and each of the Subsidiary Guarantors shall be deemed to have been released from its obligations with respect to the Defeased Guarantees on the date the relevant conditions set forth in Section 4.04 below are satisfied (hereinafter, "DEFEASANCE"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and each of the Subsidiary Guarantors shall be deemed to have satisfied all other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a)the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b)the Company's obligations with respect to such Defeased Notes under Sections 3.03, 3.04, 3.05 and 10.02,
(c)the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and
(d)this Article Four. Subject to compliance with this Article Four, the Company may, at its option and at any time, exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Notes.

         Section 4.03.  COVENANT DEFEASANCE.  Upon the Company's exercise under
Section 4.01 of the option applicable to this Section 4.03, the Company and the Subsidiary Guarantors shall be released from their respective obligations under any covenant or provision contained in Section 10.04 (other than with respect to the Company) and Sections 10.05 through 10.20 and the provisions of Article Eight shall not apply, with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or provisions, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant or provision to any other provision herein or in any other document and such omission


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

to comply shall not constitute a Default or an Event of Default under Section 5.01, but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

         Section 4.04. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to application of either Section 4.02 or
Section 4.03 to the Outstanding Notes:

         (1) The Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash, in United States dollars, in an amount, or (b)U.S. Government Obligations maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on Defeased Notes not later than one day before the due date of any payment, or (c)a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes on the Stated Maturity or relevant Redemption Date in accordance with the terms of this Indenture and the Notes; PROVIDED, HOWEVER, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds


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

    of such U.S. Government Obligations to said payments with respect to the Notes;

         (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(g) or
    (h) is concerned, at any time during the period ending on the ninety-first day after the date of such deposit;

         (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound;

         (4) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel from Debevoise & Plimpton or other counsel in the United States stating that (x)the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y)since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm to the effect that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (5) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel from Debevoise & Plimpton or other counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

         (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, (i) each to the effect that all conditions precedent provided for in this Section 4.04 relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03, as the case may be, have been complied with and (ii) in the case of such Officers' Certificate, to the effect that if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the material agreements or instruments evidencing such Indebtedness. In rendering such Opinion of Counsel, counsel may rely on such Officers' Certificate as to any matters of fact (including as to compliance with the foregoing clauses
    (1), (2) and (3)).

         Opinions and certificates required to be delivered under this Section shall be in compliance with the requirements set forth in the second paragraph of Section1.04 and this Section4.04.

         From and after the time of any deposit pursuant to clause (1) of the first paragraph of this Section 4.04, the money or U.S. Government Obligations so deposited shall not be subject to the rights of the holders of Senior Debt of the Company pursuant to the subordination provisions of Article Fourteen.

         Section 4.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS. Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article Six, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes and Defeased Guarantees shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

         Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 4.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance. Subject to Article Six, the Trustee shall not incur any liability to any Person by relying on such opinion.

         Section 4.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining

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

or otherwise prohibiting such application, then the obligations of the Company and each of the Subsidiary Guarantors under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; PROVIDED, HOWEVER, that if the Company or the Subsidiary Guarantors make any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

         Section 4.07 REPAYMENT TO COMPANY. The Trustee shall pay to the Company (or, if appropriate, the Subsidiary Guarantors) upon Company Request any money held by it for the payment of principal or interest that remains unclaimed for two years. After payment to the Company or the Subsidiary Guarantors, Noteholders entitled to money must look to the Company and the Subsidiary Guarantors for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.


                                     ARTICLE FIVE

                                       REMEDIES

         Section 5.01. EVENTS OF DEFAULT. "EVENT OF DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment,


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

decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) the Company shall fail to pay interest on the Notes (including any Additional Interest as defined in the Registration Rights Agreement) when and as the same becomes due and payable (whether or not prohibited by the subordination provisions of Article Fourteen) and such failure shall continue for 30 days or more; or

         (b) the Company shall fail to pay principal of the Notes (whether or not prohibited by the subordination provisions of Article Fourteen) when and as the same shall become due and payable, whether at maturity, upon acceleration, optional or mandatory redemption, required repurchase, or otherwise; or

         (c) the failure to perform or comply with any provision of Article Eight and the failure to offer to repurchase or to repurchase the Notes in the event of a Change of Control in accordance with Section 10.15; or

         (d) the Company or any Subsidiary Guarantor shall fail to perform or comply with any of its other covenants or agreements in this Indenture or (in the case of the Company) the Notes, or (in the case of such Subsidiary Guarantor) its Subsidiary Guarantee (other than the defaults specified in clauses (a), (b) or (c) above), which failure continues for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25.0% in aggregate principal amount of the Notes then Outstanding; or

         (e) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Significant Subsidiary then has outstanding Indebtedness in excess of $7.5 million in the aggregate and, if not already matured at its final


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

    maturity in accordance with its terms, such Indebtedness shall have been accelerated; or

         (f) one or more judgments, orders or decrees for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $7.5 million, either individually or in the aggregate, shall be entered against the Company, any Subsidiary Guarantor or any Significant Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed or stayed pending appeal for a period of 60 days after their entry; or

         (g) there shall have been entered by a court of competent jurisdiction (a)a decree or order for relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b)a decree or order adjudging the Company, any Subsidiary Guarantor or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

         (h) (i)the Company, any Subsidiary Guarantor or any Significant Subsidiary commences a voluntary case


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

    or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii)the Company, any Subsidiary Guarantor or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Subsidiary Guarantor or such Significant Subsidiary, respectively, in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,
    (iii)the Company, any Subsidiary Guarantor or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Federal or state Bankruptcy Law, or (iv) the Company, any Subsidiary Guarantor or any Significant Subsidiary (x)consents to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official, of the Company, such Subsidiary Guarantor or such Significant Subsidiary, respectively, or of any substantial part of its respective property, (y)makes a general assignment for the benefit of creditors or (z)admits in writing its inability to pay its debts generally as they become due; or

         (i) other than as expressly provided for in this Indenture or such Subsidiary Guarantee, any Subsidiary Guarantee of a Subsidiary Guarantor ceases to be in full force and effect or is declared null and void, or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee, or gives notice to such effect (in each case, other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with such Subsidiary Guarantee or this Indenture).

         Section 5.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default (other than an Event of Default specified in Section 5.01(g) or (h)


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

with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25.0% in aggregate principal amount of the Notes then Outstanding may, and the Trustee upon the request of the Holders of not less than 25.0% in aggregate principal amount of the Notes then Outstanding shall, declare all the Notes due and payable, in an amount equal to the principal amount of the Notes together with accrued and unpaid interest to the date the Notes become due and payable, immediately by notice in writing to the Company, and to the Company and the Trustee, if by such Holders, specifying the respective Event of Default and that such notice is a "notice of acceleration," and such principal amount of the Notes and accrued and unpaid interest thereon shall thereupon become immediately due and payable; PROVIDED that so long as the Credit Agreement shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in 5.01(g) or (h) with respect to the Company), any such acceleration shall not be effective until the earlier to occur of (x)five Business Days following delivery of a written notice of such acceleration of the Notes to the Bank Agent under the Credit Agreement and (y)the acceleration of any Indebtedness under the Credit Agreement. If an Event of Default specified in Section 5.01(g) or (h) with respect to the Company above occurs and is continuing, then the principal of, and premium, if any, and any accrued interest on, all the Outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

         Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in Section5.01(e) shall have occurred and be continuing, such declaration of acceleration of the Notes and such Event of Default shall be automatically annulled and rescinded and be of no further effect if the Indebtedness that is the subject of such Event of Default has been discharged or paid in full or such Event of Default shall have been cured or waived by the holders of such Indebtedness and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge, cure or waiver and rescission, as the case may be, shall have been given to the Trustee within 60 days after such declaration of acceleration in respect of the Notes by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee and no other Event of Default shall have occurred which has not been cured or waived during such 60-day period.

         At any time after any declaration of acceleration has been made as provided in the first paragraph of this Section 5.02 and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Five, the Holders of not less than a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind such declaration of acceleration and its consequences if:

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

              (i) all amounts paid or advanced by the Trustee under Section 6.07, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

              (ii)  all overdue interest on all Outstanding Notes;

              (iii) the principal of and premium, if any, on any Outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate then borne by the Notes; and

              (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate then borne by the Notes; and

         (b) all Events of Default, other than the non-payment of principal of the Notes, or any other amount, that has become due solely by such declaration of acceleration, have been cured or waived.

         Section 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE; OTHER REMEDIES. The Company covenants that if an Event of Default in payment of principal, premium or interest specified in Section 5.01(a) or 5.01(b) hereof occurs and is continuing, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company, any Subsidiary Guarantors or any other obligor upon the Notes and collect any moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Notes by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or the Notes or in aid of the exercise of any power granted herein or therein, or (ii)proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall impair any rights, powers or remedies of the Trustee or the Holders.

         Section 5.04. TRUSTEE MAY FILE PROOFS OF CLAIMS. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Notes, or the property of the Company, such Subsidiary Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, but is not obligated under this paragraph

         (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee

    (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 5.05. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         Section 5.06 APPLICATION OF MONEY COLLECTED. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         First:  to the Trustee for amounts due under Section 6.07;

         Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

         Third: to Holders for principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium; and

         Fourth: to the Company or, to the extent the Trustee collects any amount from any Subsidiary Guarantor, to such Subsidiary Guarantor.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 5.06.

         Section 5.07. LIMITATION ON SUITS. No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holder or Holders of not less than 25.0% in principal amount of the Outstanding Notes shall have made written request(s) to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Note except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

         Section 5.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment, in United States dollars, of the principal of, premium, if any, and (subject to Section 3.06 hereof) interest on such Note on the respective Stated Maturity or Interest Payment Dates expressed in such Note and to institute suit for the enforcement of any such payment on or after such respective

Stated Maturity or Interest Payment Dates and such rights shall not be impaired without the express consent of such Holder.


         Section 5.09. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         Section 5.10. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.11. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 5.12. CONTROL BY MAJORITY. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; PROVIDED, HOWEVER, that:

         (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Note or expose the Trustee to liability; and

         (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 5.12 shall be in
lieu of   316(a)(1)(A) of the TIA, and such   316(a)(1)(A) of the TIA is hereby
expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         Section 5.13. WAIVER OF PAST DEFAULTS. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

         (a) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each holder of Notes affected); or

         (b) in respect of a covenant or provision under this Indenture which, pursuant to the second paragraph of Section 9.02, cannot be modified or amended without


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    the consent of the Holder of each Outstanding Note affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 5.13 shall be in lieu of
 316(a)(1)(B) of the TIA and such   316(a)(1)(B) of the TIA is hereby expressly
excluded from this Indenture and the Notes, as permitted by the TIA.

         Section 5.14. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturity or Interest Payment Dates expressed in such Note.



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         Section 5.15  WAIVER OF STAY, EXTENSION OR USURY LAWS.  The Company
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                     ARTICLE SIX

                                     THE TRUSTEE

         Section 6.01 CERTAIN DUTIES AND RESPONSIBILITIES. Except during the continuance of an Event of Default,

         (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision


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

    hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of paragraph (a) of this Section6.01; (ii)the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

         (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the


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    Trustee shall be subject to the provisions of this Section 6.01.

         Section 6.02. NOTICE OF DEFAULTS. Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

         Section 6.03. CERTAIN RIGHTS OF TRUSTEE. Subject to Section 6.01 hereof and the provisions of 315 of the TIA:


         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company thereof;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking,


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

    suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;

         (d) the Trustee and its agents may consult, at the expense of the Company, with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

         (e) the Trustee and its agents shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit;

         (f) the Trustee and its agents may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than an agent who is an employee of the Trustee) or attorney appointed with due care by it hereunder; or

         (g) the Trustee shall not be charged with knowledge of any Default or Event of Default, as the case may be, with respect to the Notes unless either (1)a Responsible Officer of the Trustee shall have actual knowledge of the Default or Event of Default, as the case may be, or (2)written notice of such Default


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

    or Event of Default, as the case may be, shall have been given to the Trustee by the Company, any other obligor on the Notes or by any Holder of the Notes.

         Section 6.04. TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITIONS OF NOTES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and any Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company and any Subsidiary Guarantors in connection with the registration of any Notes and any Subsidiary Guarantees issued hereunder are and will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

         Section 6.05.  TRUSTEE AND AGENTS MAY HOLD NOTES; COLLECTIONS; ETC.
The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or any Subsidiary Guarantors, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent and,
subject to Sections 6.08 and 6.13 hereof and    310 and 311 of the Trust
Indenture Act, may otherwise deal with the Company or such Subsidiary Guarantors and receive, collect, hold and retain collections from the Company or such Subsidiary Guarantors with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent.


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

         Section 6.06.  MONEY HELD IN TRUST.  All moneys received by the
Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as it may otherwise agree in writing, in its discretion, with the Company.

         Section 6.07. COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Company and any Subsidiary Guarantors covenant and agree:
(a)to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b)to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such reasonable expense, disbursement or advance as may arise from its negligence or bad faith; and (c)to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable expense of enforcing this Indenture against the Company and any Subsidiary Guarantors and of defending itself against any claim, whether asserted by any Holder, the Company or any Subsidiary Guarantor), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the exercise or performance of any of its powers or duties hereunder, including enforcement of this Section 6.07. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The obligations of the Company and any Subsidiary Guarantors under this Section 6.07 to compensate and indemnify the

Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company and any Subsidiary Guarantors to the Trustee under this Section 6.07, the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company or such Subsidiary Guarantors and held in trust for the benefit of the Holders of particular Notes under this Indenture. The Trustee's right to receive payments of any amounts due under this Section 6.07 shall not be subordinate in right of payment to any other liability or indebtedness of the Company or any Subsidiary Guarantor (even though the Notes may be so subordinated). All such payments and reimbursements shall be made with interest at a rate reasonably acceptable to the Trustee, the Company and such Subsidiary Guarantors. The Trustee shall be entitled to file a proof of claim in any bankruptcy proceeding as a secured creditor for its reasonable compensation, fees and expenses under this Section6.07.

         When the Trustee incurs expenses under Article Five hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.

         To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Section 6.07 out of the estate in any such proceeding, shall be denied for any reason, other than solely because of the misconduct of the Trustee or its agents, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding


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

whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         Section 6.08. CONFLICTING INTERESTS. The Trustee shall be subject to and comply with the provisions of 310(b) of the TIA.

         Section 6.09. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA 310(a)(1) and 310(a)(5) and which shall have a combined capital, surplus and undivided profits of at least $50,000,000, and have an office or agency at which Notes may be presented for transfer and redemption and at which demands may be made in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of United States Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 6.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee under Section6.11.

         The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company and any Subsidiary Guarantors at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company and such Subsidiary Guarantors shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a BONA FIDE Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

         The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee, the Company and any Subsidiary Guarantors.

         If at any time:

         (1) the Trustee shall fail to comply with the provisions of 310(b) of the TIA in accordance with Section 6.08 hereof after written request therefor by the Company, by any Subsidiary Guarantor or by any Holder who has been a BONA FIDE Holder of a Note for at least six months, or

         (2) the Trustee shall cease to be eligible under Section6.09 hereof and shall fail to resign after written request therefor by the Company, by any Subsidiary Guarantor or by any such Holder, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any such case, (i)the Company or any Subsidiary Guarantor may remove the Trustee, or (ii)subject to Section5.14, the Holder of any Note who has been a BONA FIDE Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company and any Subsidiary Guarantors shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, the Company and any Subsidiary Guarantors have not appointed a successor Trustee, a successor Trustee may be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Company, any Subsidiary Guarantors and the retiring Trustee, and the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a BONA FIDE Holder for at least six months may, subject to Section5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company and any Subsidiary Guarantors shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Section 6.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, any Subsidiary Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company, any Subsidiary Guarantor or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon reasonable request of any such successor Trustee, the Company and any Subsidiary Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section6.07.

         No successor Trustee with respect to the Notes shall accept appointment as provided in this Section6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article Six.

         Upon acceptance of appointment by any successor Trustee as provided in this Section6.11, the Company and any Subsidiary Guarantors shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation or removal of the predecessor Trustee, then the notice called for by the

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preceding sentence may be combined with the notice called for by Section6.10(f).
If the Company and any Subsidiary Guarantors fail to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

         Section 6.12 SUCCESSOR TRUSTEE BY MERGER, ETC. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article Six to serve as Trustee hereunder.

         In case that, at the time such successor to the Trustee under this
Section 6.12 shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this
Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force that it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.


         Section 6.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS. The Trustee shall comply with Section311(a) of the TIA, excluding any creditor relationship listed in 311(b) of the TIA. If the present or any future Trustee shall resign or be removed, it shall


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

be subject to 311(a) of the TIA to the extent provided therein.


                                    ARTICLE SEVEN

                        HOLDERS' LISTS AND REPORTS BY TRUSTEE

         Section 7.01. PRESERVATION OF INFORMATION; COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders; PROVIDED, HOWEVER, that if and for so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. None of the Company, any Subsidiary Guarantor or the Trustee shall be under any responsibility with regard to the accuracy of such list.

         (b)  The Company will furnish or cause to be furnished to the Trustee

         (i) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

         (ii) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

PROVIDED, HOWEVER, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section7.01(b).

         Section 7.02. COMMUNICATIONS OF HOLDERS. Holders may communicate with other Holders with respect to their


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

rights under this Indenture or under the Notes pursuant to 312(b) of the TIA. The Trustee shall comply with 312(b) of the TIA. The Company, any Subsidiary Guarantors and the Trustee and any and all other Persons benefited by this Indenture shall have the protection afforded by 312(c) of the TIA.

         Section 7.03. REPORTS BY TRUSTEE. Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15 that complies with 313(a) of the TIA; PROVIDED, HOWEVER, that if no such event as described in 313(a) of the TIA has occurred within such period then no such report need be transmitted. The Trustee shall also comply with 313(b), 313(c) and 313(d) of the TIA. At the time of its mailing to Holders, a copy of each report shall be filed with the Company, any Subsidiary Guarantors, the Commission and with each national securities exchange on which the Notes are listed. The Company shall notify the Trustee if and when the Notes are listed on any stock exchange and of any delisting thereof.


                                    ARTICLE EIGHT

                                SUCCESSOR CORPORATION

         Section 8.01. WHEN COMPANY MAY MERGE, ETC. The Company shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the Surviving Person (other than a consolidation or merger with or into a Wholly-Owned Restricted Subsidiary; PROVIDED that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the Surviving Person or the Company) shall be issued or distributed to the shareholders of the Company)), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to another Person, unless (i)the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii)the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes (and the Subsidiary Guarantees of the Subsidiary Guarantors shall be confirmed as applying to such Surviving Person's obligations under the Notes) and this Indenture and, if the Company has not satisfied its obligations pursuant to Section 2 of the Registration Rights Agreement, then the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, in a form reasonably satisfactory to the Trustee; (iii)at the time of and immediately after such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv)the Surviving Person will have at the time of such transaction and after giving pro forma effect thereto, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section10.11.

         This Section 8.01 shall not apply to the Merger or the Debt
Assumption.

         Section 8.02. SUCCESSOR SUBSTITUTED. Upon any transaction (other than a lease) involving the Company in accordance with Section 8.01 hereof, in which the Company is not the Surviving Person, (a) the Surviving Person or Persons shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume all of the liabilities and obligations of, the Company under this Indenture, the Notes and if the Company has not satisfied


                                         105
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its obligations pursuant to Section 2 of the Registration Rights Agreement, the
Registration Rights Agreement, with the same effect as if such successor had been named as the Company in this Indenture, the Notes and (if applicable) the Registration Rights Agreement, and (b) the Company shall be released and discharged from its obligations under this Indenture, the Notes and the Registration Rights Agreement. In addition, each Subsidiary Guarantor, unless it is the other party to the transaction or unless its Subsidiary Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture or other written agreement with the same effect, that its Subsidiary Guarantee will apply to the obligations of the Company or the Surviving Person under the Indenture.

         Section 8.03. FIRST SUPPLEMENTAL INDENTURE. Leiner Group and LHP hereby agree to cause the Assumption to be consummated and the First Supplemental Indenture in the form of EXHIBIT F to be executed immediately following the consummation of the Offering. Concurrently with the execution and delivery of the First Supplemental Indenture, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by LHP, and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights generally and the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), such supplemental indenture is a valid and binding agreement of LHP, enforceable against LHP in accordance with its terms.


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                                     ARTICLE NINE

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.01. WITHOUT CONSENT OF HOLDERS. The Company, each Subsidiary Guarantor (if any) and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Holder:

         (a)  to cure any ambiguity, omission, defect or inconsistency;

         (b)  to comply with Article Eight;

         (c) to provide for uncertificated Notes in addition to certificated Notes;

         (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

         (e) to provide for additional Subsidiary Guarantors or Subsidiary Guarantees of the Notes or to secure the Notes;

         (f) to evidence the release, discharge or termination of any Subsidiary Guarantor or Subsidiary Guarantee in accordance with Article Thirteen hereof or the terms of the applicable Subsidiary Guarantee;

         (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

         (h) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

         Notwithstanding the foregoing and Section 9.02, on or after the date hereof (but after execution and delivery


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of this Indenture and the issuance of the Notes), Leiner Group, LHP and the
Trustee may execute and deliver the First Supplemental Indenture, in each case without notice to or consent of any Holder.

         Section 9.02. WITH CONSENT OF HOLDERS. Subject to Section5.08, the Company, when authorized by its Board of Directors, each Subsidiary Guarantor (if any), and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing Default or Event of Default or compliance by the Company or any Subsidiary Guarantor with any provision of this Indenture, the Notes or any Subsidiary Guarantee.

         Notwithstanding the provisions of this Section9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section5.13, may not:

         (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver or make any other change to the amendment, supplement or waiver provisions of the first two paragraphs of this Section 9.02;

         (ii) reduce the principal or change the fixed maturity of any Note, or reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described in Section 11.01 or, following the occurrence of a Change of Control or an Asset Sale, amend, change or modify the resulting obligation of the Company to offer to repurchase and to repurchase the Notes in the event of


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    a Change of Control or make and consummate the Asset Sale Offer with respect to any Asset Sale, including by modifying any of the provisions or definitions with respect thereto;

         (iii) reduce the rate of or change the time for payment of interest on any Notes;

         (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except as provided in Section 5.02, and except that Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a)rescind an acceleration of the Notes that resulted from a non-payment default, and
    (b)waive the payment default that resulted from such acceleration);

         (v) make any Note payable in money other than that stated in the Notes;

         (vi)  modify any of the provisions of Section5.08 or 5.13;

         (vii) modify or change any of the provisions relating to subordination of the Notes in Article Fourteen in a manner adverse to the Holders of the Notes;

         (viii) waive a redemption payment described in Section 11.01 with respect to any Note; or

         (ix)release any Subsidiary Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture other than in compliance with the terms of such Subsidiary Guarantee or this Indenture.

         Notwithstanding the foregoing, no amendment to Article Thirteen (other than to Section 13.01, 13.02, 13.03 or 13.07) or Article Fourteen of this Indenture or the


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


definitions relating thereto that affects adversely the rights of any Senior Debt or Guarantor Senior Debt at the time outstanding may be made unless the holders of such Senior Debt or Guarantor Senior Debt (or any group or representative thereof authorized to give a consent) consent in writing to such amendment.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or effectiveness of any such amendment, supplement or waiver.

         Section 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment of or supplement to this Indenture or the Notes shall comply with the TIA as then in effect if this Indenture shall then be qualified under the TIA.

         Section 9.04. REVOCATION AND EFFECT OF CONSENTS. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officers' Certificate certifying that


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the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses
(i) through (ix) of the second paragraph of Section9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

         Section 9.05. NOTATION ON OR EXCHANGE OF NOTES. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.


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         Section 9.06.  TRUSTEE MAY SIGN AMENDMENTS, ETC.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel to the effect that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.

         Notwithstanding the foregoing, the Trustee shall execute and deliver the First Supplemental Indenture when executed and delivered by Leiner Group and LHP in accordance with Section 8.03.


                                     ARTICLE TEN

                                      COVENANTS

         Section 10.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company will duly and punctually pay the principal of, and premium, if any, and interest on, the Notes in accordance with the terms of the Notes and this Indenture.

         Section 10.02. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Subsidiary Guarantor in respect of the Notes, the Subsidiary Guarantees, if any, and this Indenture may be served. The office of the Trustee shall be such office or agency of the Company, unless the Company


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

shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of NewYork) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         Section 10.03. MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST. If the Company shall at any time act as its own Paying Agent, the Company will, on or before each due date of the principal of, or premium, if any, or interest on, any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

         If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, or premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming


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

due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section10.03, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of, or premium, if any, or interest on, Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

         (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of, or premium, if any, or interest on, the Notes;

         (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

         (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by


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

the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

         Section 10.04. EXISTENCE. Subject to Article Eight, the Company will do or cause to be done all things necessary to, and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect its corporate existence and the corporate existence of each of the Restricted Subsidiaries, and the rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries, as applicable; PROVIDED, HOWEVER, that the Company shall not be required to, or cause any such Restricted Subsidiary to, preserve or keep in force or effect any such right, license or franchise, or any such Restricted Subsidiary's corporate existence, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and their respective Restricted Subsidiaries as a whole and that the loss thereof would not materially adversely affect the Company's ability to perform its obligations under the Indenture and the Notes; PROVIDED, FURTHER, HOWEVER, that the foregoing shall not prohibit a liquidation, dissolution, merger, consolidation, sale, transfer, conveyance or other disposition of a Restricted


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Subsidiary of the Company or any of its assets or Capital Stock in compliance with the other terms of this Indenture.

         Section 10.05. PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent and a penalty accrues from such delinquency, (a)all material taxes, assessments and governmental charges levied or imposed (i)upon the Company or any of its Subsidiaries or (ii)upon the income, profits or property of the Company or any of its Subsidiaries and (b)all material lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Subsidiaries (other than any Permitted Lien or other Lien permitted by this Indenture); PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted, or where the failure to effect such payment or discharge would not materially adversely affect the Company's ability to perform its obligations under the Indenture and the Notes.

         Section 10.06. MAINTENANCE OF PROPERTIES. The Company shall, and shall cause each of its Restricted Subsidiaries to, cause all material properties owned by the Company or the Restricted Subsidiaries or used in the conduct of its business or the businesses of the Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as shall be reasonably necessary so that the business carried on in connection therewith may be conducted at all times in the ordinary course; PROVIDED, HOWEVER, that nothing in this Section10.06 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of such properties if (x) such discontinuance is, in the judgment of the Company


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

or the Restricted Subsidiary, desirable in the conduct of its businesses or (y) if such discontinuance or disposal is not materially adverse to the Company and its Restricted Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

         Section 10.07. INSURANCE. The Company will at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated).

         Section 10.08. COMPLIANCE CERTIFICATE. The Company will deliver to the Trustee within 120 days after the end of each of the Company's fiscal years an Officers' Certificate stating whether or not the signers know of any Default or Event of Default by the Company, any Subsidiary Guarantors, or any Restricted Subsidiary that occurred during such fiscal period. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status, including as to any steps being undertaken to address or cure such Default or Event of Default. The Company shall also deliver a certificate to the Trustee at least annually from the chief financial officer (or if the Company does not have a chief financial officer, the Company's principal executive, financial or accounting officer) of the Company as to his or her knowledge of the compliance of the Company, any Subsidiary Guarantors and the Restricted Subsidiaries with all conditions and covenants under this Indenture and whether any Default or Event of Default has occurred, such compliance to be determined without regard to any period of grace or requirement of notice provided herein.


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

         (b) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days, after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company or the applicable Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto.

         Section 10.09.  PROVISION OF FINANCIAL STATEMENTS AND REPORTS.
Whether or not the Company is then subject to Section13(a) or 15(d) of the Exchange Act, the Company will file with the Commission (unless such filing is not permitted under the Exchange Act), so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event
(i)within 15 days of each Required Filing Date, (a)transmit or cause to be transmitted by mail to all Holders of Notes, as their names and addresses appear in the Note Register, without cost to such Holders, and (b)file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii)if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost. The Company also shall comply with the provisions of TIA 314(a).

         Section 10.10.  LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS
BY SUBSIDIARIES.    The Company will not permit any U.S. Restricted Subsidiary,


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

directly or indirectly, to Guarantee any other Indebtedness of the Company or any Subsidiary Guarantor ("U.S. SPECIFIED INDEBTEDNESS") unless such U.S. Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee (a "U.S. SUBSIDIARY GUARANTEE") of the payment of the Notes by such U.S. Restricted Subsidiary thereby becoming a Subsidiary Guarantor, which U.S. Subsidiary Guarantee shall be subordinated to such U.S. Restricted Subsidiary's Guarantee of such U.S. Specified Indebtedness to the same extent as the Notes or the Subsidiary Guarantees, as applicable, are subordinated to such U.S. Specified Indebtedness under the Indenture; PROVIDED, HOWEVER, that a U.S. Restricted Subsidiary will not be required to provide a U.S. Subsidiary Guarantee under this Section 10.10 unless and until such time as such U.S. Restricted Subsidiary, individually or together with all other U.S. Restricted Subsidiaries that are otherwise obligated to provide a U.S. Subsidiary Guarantee under this Section 10.10, accounts for one percent or more of Consolidated Tangible Assets.

         (b) The Company will not permit any Foreign Subsidiary, directly or indirectly, to Guarantee any other Indebtedness of the Company or any Subsidiary Guarantor (the "FOREIGN SPECIFIED INDEBTEDNESS" that (i) is PARI PASSU with or expressly subordinated in right of payment to the Notes or the Subsidiary Guarantees, as applicable, or (ii) represents Public Debt, in each case, unless such Foreign Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee (a "FOREIGN SUBSIDIARY GUARANTEE") of the payment of the Notes by such Foreign Subsidiary thereby becoming a Subsidiary Guarantor, which Foreign Subsidiary Guarantee shall be subordinated to such Foreign Subsidiary's Guarantee of such Foreign Specified Indebtedness to the same extent as the Notes or the Subsidiary Guarantees, as applicable, are subordinated to such Foreign Specified Indebtedness under the Indenture.


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

         (c) The Company will have the right to cause any Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Subsidiary will Guarantee payment of the Notes thereby becoming a Subsidiary Guarantor.

         (d) Any Restricted Subsidiary that becomes a Subsidiary Guarantor pursuant to this Section 10.10 shall enter into a Subsidiary Guarantee as provided in Section 13.07 hereof.

         Section 10.11. LIMITATION ON INCURRENCE OF INDEBTEDNESS. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly enter into any Guarantee of or in any other manner become directly or indirectly liable for (collectively, to "INCUR") any Indebtedness (including any Acquired Debt), except that the Company and any Subsidiary Guarantor may incur Indebtedness if, at the time of, and immediately after giving PRO FORMA effect to, such incurrence of Indebtedness, the Consolidated Coverage Ratio of the Company for the most recently ended four fiscal quarters for which financial statements are available would be at least
(i) 2.0 to 1.0 until July 1, 1999 and (ii) 2.25 to 1.0 thereafter.

         (b) The foregoing limitations will not apply to the incurrence of any of the following (collectively, "PERMITTED INDEBTEDNESS"), each of which shall be given independent effect:

         (i) Indebtedness incurred by the Company or any Subsidiary Guarantor pursuant to the Credit Facility in a maximum principal amount not to exceed at any time,

              (a) an aggregate principal amount of $85.0 million under the Term Loan Facility, minus the aggregate amount of all scheduled repayments of principal, and all mandatory prepayments of principal with Net Proceeds from Asset Sales, whether




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

         or not such repayments or prepayments are actually made (unless the relevant provision requiring any such repayment or prepayment is waived or amended by the lenders thereunder in accordance therewith), applied to permanently reduce the Indebtedness outstanding under the Term Loan Facility, and plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, and

              (b) an aggregate principal amount outstanding at any time under the Revolving Credit Facility not to exceed an amount equal to (A) an amount (the "Total Amount") equal to the greater of (x) an amount equal to $125.0 million, minus the amount of all mandatory prepayments of principal with Net Proceeds from Asset Sales applied to permanently reduce the commitments under the Revolving Credit Facility, and plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, and (y) the Borrowing Base, minus
         (B) without duplication, the amount then outstanding (I.E., advanced, and received by, and available for use by, the Company) under any Receivables Financing (as set forth in the books and records of the Company and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing) that has been entered into by the Company, any Restricted Subsidiary or any Receivables Subsidiary since the Issue Date and that, as of such date of determination, has not expired or otherwise terminated, minus (C) the aggregate principal amount of Indebtedness incurred under the Revolving Credit Facility by Restricted Subsidiaries pursuant to clause (ii) below;


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

         (ii) Indebtedness incurred by any Restricted Subsidiary under the Revolving Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $25.0 million and (B) 20.0% of the Total Amount, and any Guarantees thereof;

         (iii) Indebtedness of Foreign Subsidiaries and any Guarantees in respect thereof; PROVIDED that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed, as to all such Foreign Subsidiaries, the greater of (A) $20.0 million and (B) an amount equal to 9.0% of Consolidated Tangible Assets (calculated on a PRO FORMA basis giving effect to any Acquisition being financed with any such Indebtedness);

         (iv) Indebtedness represented by the Notes or the Exchange Notes, any Guarantees in respect thereof, and any Indebtedness arising by reason of any Lien granted to secure any of the foregoing Indebtedness;

         (v) Indebtedness owed by any Restricted Subsidiary to the Company or to another Restricted Subsidiary or owed by the Company to any Restricted Subsidiary; PROVIDED, HOWEVER, that any such Indebtedness shall be at all times held by a Person which is either the Company or a Restricted Subsidiary of the Company; PROVIDED, FURTHER, HOWEVER, that upon either
    (a)the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Restricted Subsidiary or (b)the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (v);

         (vi) Indebtedness of the Company or any Restricted Subsidiary in the form of Purchase Money Obligations,


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    Capital Lease Obligations or Attributable Debt, in an aggregate amount at any one time outstanding not to exceed the greater of (A) $5.0 million and
    (B) an amount equal to 3.0% of Consolidated Tangible Assets;

         (vii) Indebtedness of the Company or any Restricted Subsidiary arising in the ordinary course of business with respect to Interest Rate Agreement Obligations or Currency Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or any foreign currency exposure;

         (viii) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

         (ix) Indebtedness of the Company or any Restricted Subsidiary consisting of Guarantees, indemnities, or Obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of assets, including pursuant to the Recapitalization;

         (x) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business or (C) Guarantees of Senior Debt or incurred in compliance with Section 10.10, or (D)


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    Indebtedness arising by reason of any Lien securing Senior Debt or incurred in compliance with Section 10.16;

         (xi) Indebtedness (A) of the Company or any Subsidiary Guarantor consisting of Guarantees of up to an aggregate principal amount of $2.0 million of borrowings by Management Investors in connection with the purchase of Capital Stock of LHP, Leiner Group or PLI by such Management Investors or (B) of the Company or any Restricted Subsidiary consisting of Guarantees in respect of loans or advances made to officers or employees of Leiner Group, LHP or any Restricted Subsidiary, or Guarantees otherwise made on their behalf, (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time;

         (xii) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition;

         (xiii) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing, repayment or replacement (a "REFINANCING") of any Indebtedness described in clauses (i), (ii), (iii), (iv), (xiii), (xiv) or (xv) of this clause (b) or of any Indebtedness permitted to be incurred pursuant to clause (a) of this Section 10.11 ("REFINANCING INDEBTEDNESS"); PROVIDED, HOWEVER, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accrued amount, if less) of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced, repaid or replaced ("REFINANCED"), plus the fees, underwriting discounts, premium (not to exceed the stated amount of


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    any premium required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced) and other costs and expenses incurred in connection therewith; (b)with respect to Refinancing Indebtedness of any Indebtedness other than Senior Debt, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; (c) with respect to Refinancing Indebtedness other than Senior Debt, such Refinancing Indebtedness shall rank no more senior than, and shall be at least as subordinated in right of payment to, the Notes as the Indebtedness being refinanced; and (d)the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced, the Company or any Subsidiary Guarantor, or (in the case of Indebtedness of a Foreign Subsidiary that is being refinanced) any Foreign Subsidiary;

         (xiv) Indebtedness of the Company or any Restricted Subsidiary which is outstanding on the Issue Date;

         (xv) Acquired Debt of any Restricted Subsidiary and any Guarantee thereof, PROVIDED that at the time of such incurrence and after giving effect thereto on a PRO FORMA basis, (x) no Default or Event of Default will have occurred and be continuing or would result therefrom and (y) the Company could incur at least $1.00 of additional Indebtedness pursuant to clause (a) of this Section 10.11; and

         (xvi) Indebtedness of the Company or any Subsidiary Guarantor in addition to that described in clauses (i) through (xv) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount at any one time outstanding of all such Indebtedness incurred pursuant to this clause (xvi) does not exceed


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    the greater of (a) $15.0 million and (b) an amount equal to 7.0% of
    Consolidated Tangible Assets.

         (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person that could have incurred such Indebtedness as the obligor thereon) arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the preceding paragraphs, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.


         (d) For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt, PROVIDED that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated


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restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to the Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under the Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

         (e) Indebtedness of any Person that is not a Restricted Subsidiary, which Indebtedness is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.

         (f)  This Section 10.11 shall not apply to the Debt Assumption.

         Section 10.12. LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than


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

cash, to be as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive),

         (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 10.11(a); and

         (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a)an amount equal to 50% of the Company's aggregate cumulative Consolidated Net Income accrued on a cumulative basis from the Issue Date (or if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), PLUS (b)the aggregate amount of all net cash proceeds (other than proceeds from the issuance of the common stock of Leiner Group to North Castle Partners on the Issue Date) received since the Issue Date by the Company (w) as capital contributions in the form of common equity to the Company after the Issue Date, (x)from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock), (y)from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) and (z)from the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Disqualified Stock or debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the amount of cash received by the Company or any


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

    Restricted Subsidiary upon such conversion or exchange, in each case to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary, pursuant to clause (ii) of Section 10.12(b) below, PLUS (c)the amount of the net reduction in Investments by the Company in Unrestricted Subsidiaries resulting from (x) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (y) the release or extinguishment of any Guarantee of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Company (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiaries the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, PLUS
    (d)to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment, net of taxes and the cost of disposition, not to exceed the amount of Restricted Investments made after the Issue Date.

         (b) The provisions of Section 10.12(a) will not prohibit the following actions (collectively, "PERMITTED PAYMENTS"):

         (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under this Indenture and such payment shall be deemed


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

    to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph;

        (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock of the Company (other than any Disqualified Stock);

         (iii) Restricted Investments in an amount such that the sum of the aggregate amount of Restricted Investments made pursuant to this clause
    (iii) after the Issue Date and outstanding (net of any returns in cash thereof or cash received in liquidation or on disposition thereof) does not exceed at any time the greater of (A) $15.0 million and (B) 7.0% of Consolidated Tangible Assets;

         (iv) loans, advances, dividends or distributions to Leiner Group or PLI to the extent necessary to permit Leiner Group to repurchase or otherwise acquire, or payments by LHP to purchase or otherwise acquire, Capital Stock of Leiner Group (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers or employees of Leiner Group, LHP or its Subsidiaries, or other Management Investors (or payments in lieu of issuing and reacquiring any such Capital Stock, made to or on behalf of any such Person), whether pursuant to the terms of an employee benefit plan or employment agreement or otherwise; PROVIDED that the aggregate amount of all such repurchases shall not exceed $2.5 million during any fiscal year and $5.0 million during any period of five consecutive fiscal years (plus the net cash proceeds received by the Company after the Issue Date as a capital contribution from the sale to Management Investors of Capital Stock of Leiner Group


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    or options, warrants or other rights in respect thereof);

         (v) payments to Leiner Group or PLI to permit Leiner Group to pay, or the payment by LHP directly of, the payments provided for by clause (viii) of the second paragraph of Section 10.13;

         (vi) loans, advances, dividends, or distributions by LHP or any Restricted Subsidiary to Leiner Group or PLI not to exceed an amount necessary to permit Leiner Group or PLI to (A) pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under the Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (B) make payments in respect of its indemnification obligations owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, to the extent such payments relate to the Company and its Subsidiaries, (C) pay all reasonable fees and expenses payable by it in connection with the Recapitalization and related transactions (including without limitation the financing thereof), or (D) pay its other operational expenses (other than taxes) incurred in the ordinary course of business and not exceeding $500,000 in the aggregate in any fiscal year;

         (vii) payments by LHP or any Restricted Subsidiary to Leiner Group or PLI (A) pursuant to the Tax Sharing Agreement, (B) to pay or permit Leiner Group to pay any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments ("TAXES") (other than federal, state or local taxes measured by income and federal, state or


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

    local withholding imposed on payments made by Leiner Group), required to be paid by Leiner Group or PLI by virtue of its being incorporated or having capital stock outstanding (but not by virtue of owning stock of any corporation other than PLI or LHP or any of its Subsidiaries), or being a holding company parent of PLI or LHP or receiving dividends from or other distributions in respect of the stock of PLI or LHP, or having guaranteed any obligations of PLI or LHP or any of its Subsidiaries, or having made any payment in respect of any of the items for which LHP is permitted to make payments to Leiner Group or PLI pursuant to this covenant, (C) to pay or permit Leiner Group or PLI to pay any other federal, state, foreign, provincial or local taxes measured by income for which Leiner Group or PLI is liable up to an amount not to exceed with respect to such federal taxes the amount of any such taxes which LHP would have been required to pay on a separate company basis or on a consolidated basis if LHP had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, or an analogous provision of state, local or foreign law) of which it was the common parent, or with respect to state and local taxes, on a combined basis if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries, (D) to pay or permit Leiner Group or PLI to pay any Taxes attributable to periods prior to the issuance f the Notes, or (E) to pay or permit Leiner Group or PLI to pay any Taxes attributable to the Assumption or any dividend or distribution in respect of the stock of PLI or LHP;

         (viii) the payment by LHP of, or loans, advances, dividends or distributions by LHP to Leiner Group or PLI to pay, dividends on the common stock of LHP, Leiner Group or PLI, as applicable, following an initial public offering of such common stock, in an amount not to exceed in any fiscal year 6% of the net


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

    proceeds received by LHP, in or from such public offering;

         (ix) loans, advances, dividends or distributions by the Company or any Restricted Subsidiary in an aggregate amount not to exceed $5.0 million; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary shall not be permitted to make Restricted Payments under this clause (ix) unless, after giving effect thereto (including the incurrence of any Indebtedness to fund such Restricted Payment), the Consolidation Coverage Ratio of the Company would be at least equal to 2.25:1.00; and

    PROVIDED, FURTHER, that in the case of clauses (viii) and (ix) no Default or Event of Default shall have occurred or be continuing at the time of such payment after giving effect thereto.

         For purposes of clause (iii) of Section 10.12(a) above, Permitted Payments made pursuant to clauses (i), (iii), (iv), (viii) and (ix) of the immediately preceding paragraph shall be included (with respect to clause (i), as of the date of declaration) as Restricted Payments made since the Issue Date.

         (c) The provisions of Section 10.12(a) shall not apply to any purchase, redemption or other acquisition or retirement of Preferred Stock of Vita Health Company (1985) Ltd., a Canadian corporation, made on or before the date that is 20 days after the Issue Date.

         Section 10.13. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless (1)such transaction or




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series of related transactions is on terms that taken as a whole are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with a Person that was not such an Affiliate, and (2) the Company delivers to the Trustee (a) with respect to any transaction or series of related transactions involving aggregate payments in excess of $1.0 million, an Officers' Certificate certifying that such transaction or series of related transactions complies with clause(1) above and (b)with respect to any transaction or series of related transactions involving aggregate payments in excess of $5.0 million, an Officers' Certificate certifying that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director, and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate, and (c) with respect to any transaction or series of related transactions involving aggregate payments in excess of $15.0 million, an opinion issued by an investment banking firm or appraiser or accounting firm of national standing as to the fairness to the Company or such Restricted Subsidiary from a financial point of view.

         Notwithstanding the foregoing, this covenant will not apply to (i) any transaction entered into by or among the Company or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries; (ii)any Restricted Payment or Permitted Payment not prohibited by Section 10.12 hereof; (iii) the payment of reasonable and customary regular fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Subsidiaries; (iv) any transaction with an employee, officer or member of the Board of Directors of the Company or any Restricted Subsidiary in the ordinary course of business involving compensation, indemnity or employee benefit arrangements; (v) loans or advances made to directors, officers or


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

employees of Leiner Group, PLI, LHP or any Restricted Subsidiary, or Guarantees in respect thereof or otherwise made on their behalf (including any payments under such Guarantees), (A) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, or (B) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time; (vi) payments pursuant to the Tax Sharing Agreement;
(vii) any agreement as in existence on the Issue Date, as the same may be amended from time to time in any manner not adverse to the holders of Notes;
(viii) the payment of fees in an aggregate amount not to exceed $1.5 million in any fiscal year and the reimbursement of reasonable out-of-pocket expenses incurred by North Castle Partners, L.L.C., in each case in connection with its performance of services pursuant to the Management Agreement; (ix) the Recapitalization and all related transactions (including but not limited to the financing thereof and the Debt Assumption), including without limitation the incurrence and payment of all fees and expenses in connection therewith; (x) any transaction in the ordinary course of business or approved by a majority of the Independent Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity primarily engaged in a Related Business; and (xii) Guarantees of borrowings by Management Investors in connection with the purchase of Capital Stock of LHP, Leiner Group or PLI by such Management Investors, which Guarantees are permitted under Section 10.11, and payments thereunder.

         Section 10.14. LIMITATION ON ASSET SALES. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a)the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value of the assets or other property sold or disposed of in the Asset Sale, as such Fair Market Value may be determined (and shall be determined, to


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

the extent such Asset Sale or any series of related Asset Sales involves aggregate consideration in excess of $1.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration), and (ii) at least 75% of such consideration (excluding, in the case of an Asset Sale of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, which are not Indebtedness) consists of either cash or Cash Equivalents. For purposes of this Section10.14, "cash" shall include (1) the amount of any Indebtedness (other than any Indebtedness that is by its terms expressly subordinated in right of payment to the Notes) of the Company or such Restricted Subsidiary that is assumed by the transferee of any such assets or other property in such Asset Sale or another Person (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities, (2) Indebtedness of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary is unconditionally released from any Guarantee of such Indebtedness in connection with such Asset Sale, (3) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted into cash and (4) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness that is by its terms expressly subordinated in right of payment to the Notes), to the extent such Indebtedness is cancelled and there is no further recourse to the Company or any such Restricted Subsidiary, as the case may be, under such Indebtedness.

         Within 365 days after any Asset Sale, the Company may elect to apply an amount equal to the Net Proceeds from such Asset Sale to (a)permanently reduce any Senior Debt of the Company or Indebtedness (other than Preferred Stock) of


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

a Restricted Subsidiary and/or (b)make an investment in, or acquire assets related to, a Related Business. Pending the final application of any such amount, the Company may temporarily reduce Senior Debt or Indebtedness of a Restricted Subsidiary or temporarily invest such Net Proceeds in any manner permitted by this Indenture. Any portion of such amount not applied or invested as provided in the first sentence of this paragraph within 365 days of such Asset Sale will be deemed to constitute "EXCESS PROCEEDS."

         Each date on which the aggregate amount of Excess Proceeds in respect of which an Asset Sale Offer has not been made exceeds $10.0 million shall be deemed an "ASSET SALE OFFER TRIGGER DATE." As soon as practicable, but in no event later than 20 Business Days after each Asset Sale Offer Trigger Date, the Company shall commence an offer (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks PARI PASSU in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness) that may be purchased out of the Excess Proceeds. Any Notes to be purchased pursuant to an Asset Sale Offer shall, and any other Indebtedness to be purchased pursuant to an Asset Sale Offer may, be purchased PRO RATA based on the aggregate principal amount of Notes and all such other Indebtedness outstanding, and all such Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes otherwise permitted by this Indenture. In the event that the Company is prohibited under the terms of any agreement governing outstanding Senior Debt of the Company from repurchasing Notes with Excess Proceeds pursuant to an Asset Sale Offer as set forth in this paragraph, the Company shall promptly use all Excess Proceeds to permanently reduce such outstanding Senior Debt of the Company. Upon the consummation of such permanent


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

reduction, or of any Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset to zero.

         Notice of an Asset Sale Offer shall be prepared and mailed by the Company with a copy to the Trustee not later than the 20th business day after the related Asset Sale Offer Trigger Date to each Holder of Notes at such Holder's registered address, stating:

         (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds to the extent to be applied to an offer to purchase Notes (as provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of the purchase (the "ASSET SALE OFFER PURCHASE DATE"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

         (ii) the amount of accrued and unpaid interest, if any, as of the Asset Sale Offer Purchase Date;

         (iii) that any Note not tendered will continue to accrue interest in accordance with the terms thereof;

         (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date;

         (v) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New


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    York City time, on the third Business Day prior to the Asset Sale Purchase
    Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form letter of transmittal proposed by the Company (which letter must be completed correctly by such Holder) and which is reasonably acceptable to the Trustee and the Paying Agent;

         (vi) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day prior to the Asset Sale Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

         (vii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

         (viii) the instructions that Holders must follow in order to tender their Notes; and

         (x)information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 10.09), and such other information concerning the circumstances and relevant facts regarding such Asset Sale and Asset Sale Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.


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

         On the Asset Sale Offer Purchase Date, the Company will (i)accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale that are to be applied to an Asset Sale Offer (to the extent provided in the second preceding paragraph), (ii)deposit with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii)deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis or by lot; PROVIDED, HOWEVER, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall as promptly as practicable after the Asset Sale Offer Purchase Date mail to each Holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note.

         On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date.


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

         The Company will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer and will be deemed not to be in violation of any of its covenants under this Indenture to the extent such compliance is in conflict with such covenants.

         Section 10.15. CHANGE OF CONTROL. Upon the occurrence of a Change of Control (the date of such occurrence, the "CHANGE OF CONTROL DATE"), the Company shall make an offer to purchase (a "CHANGE OF CONTROL OFFER"), and shall, subject to the provisions described below, purchase, all or any portion (equal to $1,000 or an integral multiple thereof) of the then outstanding Notes validly tendered at a purchase price in cash (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date; PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 10.15 in the event that it has exercised its right to redeem all the Notes under Section 11.01. The Company shall be required to purchase all Notes properly tendered in the Change of Control Offer and not withdrawn.

         Unless the Company has exercised its right to redeem all of the Notes under Section 11.01, notice of a Change of Control Offer shall be prepared and mailed by the Company not later than the 30th day after the Change of Control Date (or at the Company's option, prior to such Change of Control but after the public announcement thereof) to the Holders of Notes at their last registered addresses appearing on the Note Register with a copy to the Trustee and the Paying Agent. The Offer shall remain open from the time of mailing for at least 20 Business Days or such longer period as may be required by law. The notice, which shall govern the terms of the Change of Control Offer, shall


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

include such disclosures as are required by law and shall state:

         (a) that the Change of Control has occurred or will occur and that such Holder has (or upon such occurrence will have) the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, which shall be a Business Day, specified in such notice, that is not earlier than 30days or later than 60days from the date such notice is mailed (the "CHANGE OF CONTROL PURCHASE DATE");

         (b) the amount of accrued and unpaid interest, if any, as of the Change Control Purchase Date;

         (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

         (d) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

         (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form letter of transmittal proposed by the Company (which letter must be completed correctly by such Holder) and which is


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

    reasonably acceptable to the Trustee and the Paying Agent;

         (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

         (g) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

         (h) the instructions that Holders must follow in order to tender their Notes;

         (i) that if such Change of Control Offer is made prior to the occurrence of such Change of Control, payment is conditioned on the occurrence of such Change of Control; and

         (j) such other information as may be required by applicable laws and regulations concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

         On the Change of Control Purchase Date, provided that such Change of Control has occurred, the Company will (i)accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii)deposit with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions


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

thereof accepted for payment, plus any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii)deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall as promptly as practicable after the Change of Control Purchase Date mail to each Holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes, plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holders of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted in whole or in part shall be promptly returned to the Holder thereof.

         On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Purchase Date.

         The Company will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described above and will be deemed not to be in violation of any of its covenants under this Indenture to the extent such compliance is in conflict with such covenants.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly


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


tendered and not withdrawn under such Change of Control Offer.

         Section 10.16. LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by such Person, or any income or profits therefrom, or assign or convey any right to receive income therefrom (any such Lien, including any such assignment or conveyance, the "Initial Lien") securing Indebtedness of the Company or any Subsidiary Guarantor that is PARI PASSU with or expressly subordinated in right of payment to the Notes (other than Permitted Liens), unless the Notes are equally and ratably secured thereby for so long as such Indebtedness is so secured by the Initial Lien. Any such Lien thereby created in favor of the Notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

         Section 10.17. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a)pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b)make loans or advances to the Company or any other Restricted Subsidiary, or (c)transfer any of its properties or assets to the Company or any other


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

Restricted Subsidiary, except for such encumbrances or restrictions consisting of or existing under or by reason of (i) the Credit Facility or any other agreement or instrument as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; PROVIDED, HOWEVER, that such amendments, restatements, renewals, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility or such other agreement or instrument (or, if more restrictive, than those contained in this Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (ii) any requirement of any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses, (iii)any agreement or instrument of a Person, or governing Indebtedness or Capital Stock of a Person, acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, merger or consolidation); PROVIDED that for purposes of this clause (iii), if another Person is the Surviving Person, any Subsidiary or agreement thereof shall be deemed acquired or assumed, as the case may be, by the Company when such Person becomes the Surviving Person, (iv) any provision that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (v) any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (vi) mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such



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

mortgages, pledges or other security agreements, (vii) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (viii) encumbrances or restrictions arising or agreed to in the ordinary course of business and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary, (ix) any agreement or instrument relating to any Indebtedness incurred by a Foreign Subsidiary pursuant to Section 10.11(a), or clauses (ii), (iii), (vii), (x)(A) and (x)(B) of Section 10.11(b), (x) subordination provisions applicable to any note representing an obligation of the Company or any Restricted Subsidiary owing to any Restricted Subsidiary, (xi) Purchase Money Obligations for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (xii) an agreement relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity, (xiii)an agreement for the sale or disposition of the Capital Stock or assets of any Restricted Subsidiary; PROVIDED, HOWEVER, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under Section 10.14, or (xiv)Refinancing Indebtedness permitted under this Indenture; PROVIDED, HOWEVER, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.

         Nothing contained in this Section 10.17 shall prevent the Company or any Restricted Subsidiary from (1)creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 10.16 or (2)restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.


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

         Section 10.18. LIMITATION ON INCURRENCE OF OTHER SENIOR SUBORDINATED INDEBTEDNESS. The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur, any Indebtedness that is expressly subordinate in right of payment in any respect to any other Indebtedness, unless such Indebtedness is expressly subordinate in right of payment to, or ranks PARI PASSU with, the Notes, in the case of the Company, or the Subsidiary Guarantees, in the case of a Subsidiary Guarantor; PROVIDED that the foregoing restriction shall not apply to distinctions between categories of Senior Debt or Guarantor Senior Debt that exist solely by reason of Liens or Guarantees arising or created in respect of some but not all such Senior Debt or Guarantor Senior Debt, as the case may be.

         Section 10.19. DESIGNATION OF UNRESTRICTED SUBSIDIARIES. The Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made in excess of $1,000) as an Unrestricted Subsidiary (a "Designation") unless:

         (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

         (b) immediately after giving effect to such Designation the Company would be able to incur $1.00 of Indebtedness pursuant to Section 10.11(a); and

         (c) the Company would not be prohibited under Section 10.12 from making an Investment at the time of Designation in an amount (the "Designation Amount") equal to the Fair Market Value of such Restricted Subsidiary on such date.

         In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
10.12 for all


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

purposes of this Indenture in the Designation Amount. Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, or a Guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); PROVIDED that the Company may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except to the extent permitted under Section 10.12.

         The Company will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), unless:

         (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

         (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation shall be deemed to have been incurred at such time and shall have been permitted to be incurred pursuant to this Indenture.

         All Designations and Revocations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

         Section 10.20. LIMITATION ON THE SALE OR ISSUANCE OF PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not sell, and will not permit any Restricted Subsidiary to, directly or indirectly, issue or sell, any shares of Preferred Stock of any Restricted Subsidiary, except (i) to the Company or a Restricted Subsidiary, or to directors as director's qualifying shares to the extent required by applicable law, or (in the case of a Foreign Subsidiary) to the extent required by applicable law, or (ii) for any sale in compliance with the terms of Section 10.14 or (iii) for any Preferred Stock incurred by any Restricted Subsidiary in compliance with Section 10.11.


                                    ARTICLE ELEVEN

                                 REDEMPTION OF NOTES

         Section 11.01. OPTIONAL REDEMPTION. Except as provided below, the Notes are not redeemable at the option of the Company prior to July 1, 2002. Subject to earlier redemption in the manner described in the next two succeeding paragraphs, the Notes will be redeemable at the option of the Company, in whole at any time or in part, at any time on or after July 1, 2002 at the Redemption Prices (expressed as percentages of principal amount of the Notes) set forth below, plus in each case accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning July 1 of the years indicated below:

                                            Redemption
         Year                                 Price
         ----                               ----------

         2002                                104.813%
         2003                                103.208%
         2004                                101.604%
         2005 and thereafter                 100.000%

         In addition, at any time prior to July 1, 2000, the Company may, at its option, redeem Notes, in an aggregate principal amount of up to 30% of the aggregate principal amount of Notes originally issued, with the net cash proceeds of one or more Public Equity Offerings, at 109 % of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that not less than $60.0 million principal amount of the Notes is outstanding immediately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and such redemption is effected within 60 days of the issuance in such Public Equity Offering.

          In addition, at any time prior to July 1, 2002, within 180 days after the occurrence of a Change of Control, the Company may, at its option, redeem all but not less than all of the Notes, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date. Such Applicable Premium shall be set forth in an Officers' Certificate of the Company furnished to the Trustee, upon which the Trustee shall be entitled to conclusively rely and the Trustee shall not be required to verify any calculations in respect thereof.

         Section 11.02. APPLICABILITY OF ARTICLE. Redemption of Notes at the election of the Company as permitted by any provision of Section 11.01, shall be made in accordance with such provision and this Article Eleven.

         Section 11.03. ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Company to redeem any Notes pursuant to Section11.01 shall be evidenced by a Board Resolution of the Company and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

         Section 11.04. SELECTION OF NOTES TO BE REDEEMED. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a PRO RATA basis or by lot or any other method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that Notes redeemed in part shall only be redeemed in integral multiples of $1,000; PROVIDED, FURTHER, HOWEVER, that any such redemption pursuant to the provisions relating to a Public Equity Offering by the Company shall be made on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to any procedures of The Depository Trust Company or any other Depository). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed and the Trustee shall authenticate and mail to the holder of the original Note a new Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

         Section 11.05. NOTICE OF REDEMPTION. Notice of any optional or mandatory redemption shall be mailed by first-class mail, postage prepaid, mailed at least 30 but not more than 60 days before the Redemption Date, to each Holder of Notes to be redeemed at its registered address.

         All notices of redemption shall state:

         (a)  the Redemption Date;

         (b)  the Redemption Price;

         (c) if fewer than all outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;

         (d) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

         (g) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

         (h)  the CUSIP number, if any, relating to such Notes; and

         (i) the paragraph of the Notes or provision of the Indenture pursuant to which the Notes are being redeemed.

         Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

         The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

         Section 11.06.  DEPOSIT OF REDEMPTION PRICE.  On or prior to
10:00a.m., New York City time, on each Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

         Section 11.07. NOTES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section3.06.

         On and after any Redemption Date, if money sufficient to pay the Redemption Price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 11.06, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and subject to the provision in the preceding paragraph, any accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Note.

         Section 11.08. NOTES REDEEMED OR PURCHASED IN PART. Any Note which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section10.02 (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Company, the Note Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal of the Note so surrendered that is not redeemed or purchased.


                                    ARTICLE TWELVE

                              SATISFACTION AND DISCHARGE

         Section 12.01. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for in Section 2.05, the Company's obligations under Section 6.07 hereof, and the Trustee's and Paying Agent's obligations under Section 4.06 hereof) and the Trustee, on written

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demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (a)  either

              (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section3.05 hereof) have been delivered to the Trustee for cancellation; or

              (ii) all such Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable (y)will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case, the Company has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

         (b) the Company has paid or caused to be paid all other sums then payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 12.01 relating to the satisfaction and discharge of this Indenture have been complied with.


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

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this
Section 12.01, the obligations of the Trustee under Section12.02, shall survive.

         Section 12.02. APPLICATION OF TRUST MONEY. Subject to the provisions of the last paragraph of Section10.03, all money deposited with the Trustee pursuant to Section12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.


                                   ARTICLE THIRTEEN

                                  GUARANTEE OF NOTES

         Section 13.01. SUBSIDIARY GUARANTEE. Subject to the provisions of this Article Thirteen, each Restricted Subsidiary that hereafter becomes a Subsidiary Guarantor pursuant to Section 10.10, by its execution and delivery of its Subsidiary Guarantee in accordance with Sections 10.10 and 13.02, shall thereby agree as follows:

         (i) Each such Subsidiary Guarantor hereby jointly and severally and fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective (to the fullest extent permitted by law) of (x) the validity and enforceability of this Indenture, the Notes or the Obligations of the Company or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder or (y) the absence


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    of any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or default of a Subsidiary Guarantor, that: (1)the principal of, and premium, if any, and interest on, the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other Obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) will be promptly paid in full when due, all in accordance with the terms hereof and thereof; and (2)in case of any extension of time of payment or renewal of any Notes or any of such other Obligations with respect to the Notes, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, each Subsidiary Guarantor will be obligated to pay, or to cause the payment of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under each Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantors under their respective Subsidiary Guarantees in the same manner and to the same extent as the obligations of the Company.

         (ii) Each of such Subsidiary Guarantors hereby agrees (to the fullest extent permitted by law) that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the


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    same, whether or not a Subsidiary Guarantee is affixed to any particular
    Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of such Subsidiary Guarantors hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 13.07 or its Subsidiary Guarantee) its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Subsidiary Guarantee. Each such Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand,
    (1)subject to this Article Thirteen, the maturity of the obligations guaranteed hereby may be accelerated as and to the extent provided in Article Five hereof for the purposes of this Subsidiary Guarantee, and
    (2)in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

         (iii) Until terminated in accordance with Section 13.07 or its terms, the Subsidiary Guarantee of such Subsidiary Guarantor shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes


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

    are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         (b) No stockholder, officer, director, employer, incorporator or controlling person, past, present or future, of any Subsidiary Guarantor, as such, shall have any personal liability under any Subsidiary Guarantee by reason of his, her or its status as such stockholder, officer, director, employer, incorporator or controlling person.

         (c) Each Subsidiary Guarantor shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under its Subsidiary Guarantee.

         (d) Notwithstanding any of the foregoing, each Subsidiary Guarantor's liability under its Subsidiary Guarantee shall be limited to the maximum amount that would not result in such Subsidiary Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable law.

         Section 13.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE. Each Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 10.10, and each Restricted Subsidiary that the Company causes to become a Subsidiary Guarantor pursuant to Section 10.10, shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in EXHIBIT E to this Indenture, or otherwise in form and substance reasonably satisfactory to the Trustee,


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

evidencing its Subsidiary Guarantee on substantially the terms set forth in this Article Thirteen. Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights or remedies generally and the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

         Section 13.03.  [Intentionally omitted.]

         Section 13.04. SUBSIDIARY GUARANTEE OBLIGATIONS SUBORDINATED TO GUARANTOR SENIOR DEBT. Each Subsidiary Guarantor covenants and agrees, and each Holder of a Note, by such Holder's acceptance thereof, likewise covenants and agrees, that all payments pursuant to its Subsidiary Guarantee made by or on behalf of such Subsidiary Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article Thirteen to the prior payment in full in cash or cash equivalents of all amounts payable under all existing and future Guarantor Senior Debt of such Subsidiary Guarantor.

         This Section 13.04 and the following Sections 13.05, 13.06 and 13.08 through 13.17 of this Article Thirteen shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Debt of any Subsidiary Guarantor and, to the extent set forth in Section 13.06(b), holders of Designated Senior Debt; and such provisions are made for the benefit of the holders of Guarantor Senior Debt


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of each Subsidiary Guarantor and, to the extent set forth in Section 13.06(b), holders of Designated Senior Debt; and such holders (to such extent) are made obligees hereunder and they or each of them may enforce such provisions.

         Section 13.05. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to any Subsidiary Guarantor or its assets, or (b) any liquidation, dissolution or other winding-up of any Subsidiary Guarantor, whether voluntary or involuntary, or (c) any assignment for the benefit of creditors or other marshalling of assets or liabilities of any Subsidiary Guarantor, then and in any such event:

         (i) the holders of all Guarantor Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full in cash or cash equivalents, or provision acceptable to the requisite holders of Guarantor Senior Debt of such Subsidiary Guarantor made for such payment, of all amounts due on or in respect of all such Guarantor Senior Debt before the Holders are entitled to receive any payment or distribution, whether in cash, property or securities (excluding Permitted Junior Securities) on account of the Senior Subordinated Note Obligations or for the acquisition of any of the Notes; and

         (ii) any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article Thirteen shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the


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

    holders of Guarantor Senior Debt of such Subsidiary Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Debt held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all such Guarantor Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Debt; and

         (iii) in the event that, notwithstanding the foregoing provisions of this Section 13.05, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, in respect of any Senior Subordinated Note Obligations under this Subsidiary Guarantee before all Guarantor Senior Debt of such Subsidiary Guarantor is paid in full in cash or cash equivalents or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Subsidiary Guarantor for application to the payment of all such Guarantor Senior Debt remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Debt in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Debt.

         The consolidation of any Subsidiary Guarantor with, or the merger of any Subsidiary Guarantor with or into, another Person or the liquidation or dissolution of any Subsidiary Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an


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

entirety to another Person shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Subsidiary Guarantor for the purposes of this Article Thirteen if (x) made in accordance with Section 13.07 or (y) the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, assume the Subsidiary Guarantee of such Subsidiary Guarantor.

         Section 13.06. SUSPENSION OF SUBSIDIARY GUARANTEE OBLIGATIONS WHEN GUARANTOR SENIOR DEBT IN DEFAULT. Unless Section 13.05 shall be applicable, after the occurrence of a Payment Default no payment or distribution of any assets of any Subsidiary Guarantor of any kind or character shall be made by or on behalf of such Subsidiary Guarantor on account of the Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Senior Subordinated Note Obligations or any of the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Senior Debt as to which such Payment Default relates shall have been discharged or paid in full in cash or cash equivalents, after which, subject to Section 13.05 (if applicable), such Subsidiary Guarantor shall resume making any and all required payments in respect of its obligations under its Subsidiary Guarantee.

         (b) Unless Section 13.05 shall be applicable, during any Payment Blockage Period in respect of the Notes, no payment or distribution of any assets of any Subsidiary Guarantor of any kind or character shall be made by or on behalf of such Subsidiary Guarantor on account of the Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Senior


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

Subordinated Note Obligations or on account of any of the other obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, PROVIDED that the foregoing prohibition shall not apply unless such Payment Blockage Period has been instituted under Section 14.03(b) by a Senior Representative acting for holders of Designated Senior Debt which also constitutes Guarantor Senior Debt. Upon the termination of any Payment Blockage Period, subject to Section 13.05 (if applicable), such Subsidiary Guarantor shall resume making any and all required payments in respect of its obligations under its Subsidiary Guarantee.

         (c) In the event that, notwithstanding the foregoing, the Trustee or any Subsidiary Guarantor of any Note shall have received any payment from any Subsidiary Guarantor prohibited by the foregoing provisions of this Section 13.06, then and in such event such payment shall be paid over and delivered forthwith to the Senior Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Debt of such Subsidiary Guarantor or, if no amounts are then due in respect of Guarantor Senior Debt of such Subsidiary Guarantor, prompt return to such Subsidiary Guarantor, or as a court of competent jurisdiction shall direct.

         Section 13.07 RELEASE OF SUBSIDIARY GUARANTEE. Any Restricted Subsidiary that becomes a Subsidiary Guarantor pursuant to Section 10.10 shall be automatically and unconditionally released and discharged from its obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall terminate, concurrently with the payment in full of the aggregate principal amount of all Notes then outstanding and all other Senior Subordinated Note Obligations then due and owing. If any of such Senior Subordinated Note Obligations so paid are revived and reinstated after such termination of such Subsidiary Guarantee, then all of the obligations of such Subsidiary Guarantor under such Subsidiary Guarantee shall be revived and reinstated as if such Subsidiary Guarantee had not been terminated until such time as the aggregate principal amount


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

of all Notes then outstanding and all other Senior Subordinated Note Obligations then due and owing are paid in full, and such Subsidiary Guarantor shall enter into a supplemental indenture in form reasonably satisfactory to the Trustee, evidencing such revival and reinstatement. Upon any such payment, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.

         (b) Any Subsidiary Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its U.S. Subsidiary Guarantee or Foreign Subsidiary Guarantee, as applicable, and such Subsidiary Guarantee shall terminate, at any such time that such Subsidiary Guarantor is released from all of its obligations under all of its Guarantees in respect of U.S. Specified Indebtedness or Foreign Specified Indebtedness, as the case may be, unless such release results from payment under such Guarantee of U.S. Specified Indebtedness or Foreign Specified Indebtedness, as applicable. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to such release of such Subsidiary Guarantee was made by the Company in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence such release and discharge of such Subsidiary Guarantor from its obligations under and termination of its Subsidiary Guarantee.

         (c) Upon (i) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all of the assets of any such Subsidiary Guarantor or all of the Capital Stock of any such Subsidiary Guarantor) to a Person which is not an Affiliate of the Company, or (ii) the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the

Surviving Person in such merger or consolidation, such Subsidiary Guarantor shall be automatically and unconditionally released and discharged from all its obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall terminate. Upon such occurrence, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.

         (d) Upon the release of any Subsidiary Guarantor from its Subsidiary Guarantee pursuant to the provisions of the Indenture, each other Subsidiary Guarantor not so released shall remain liable for the full amount of principal of, and interest on, the Notes as and to the extent provided in this Article Thirteen and its Subsidiary Guarantee.

         (e) Each Subsidiary Guarantee shall terminate and cease to be of further effect upon (i) defeasance of the Company's obligations in accordance with Section 4.02 hereof and (ii) satisfaction and discharge of this Indenture in accordance with Section 12.01.

         Section 13.08. WAIVER OF SUBROGATION. Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until the Senior Subordinated Note Obligations shall have been paid in full. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of,


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

and held in trust for the benefit of, the Holders of the Notes, and shall, subject to the subordination provisions of this Article and to Article Fourteen, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.

         Section 13.09 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The subordination provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Debt of any Subsidiary Guarantor and, to the extent set forth in Section 13.06, holders of Designated Senior Debt on the other hand. Nothing contained in this Article Thirteen or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Subsidiary Guarantor, its creditors other than holders of its Guarantor Senior Debt and the Holders of the Notes, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under its Subsidiary Guarantee as and when the same shall become due and payable in accordance with their terms; or
(b) affect the relative rights against such Subsidiary Guarantor of the Holders of the Notes and creditors of such Subsidiary Guarantor other than the holders of the Guarantor Senior Debt of such Subsidiary Guarantor; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon Default or an Event of Default under this Indenture, subject to the rights, if any, under the subordination provisions of this Article Thirteen of the holders of Guarantor Senior Debt of such Subsidiary Guarantor hereunder and, to the extent set forth in Section 13.06, holders of Designated Senior Debt (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Subsidiary Guarantor referred to in Section 13.05, to receive, pursuant to and in accordance with such Section, cash, property and securities


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

otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 13.06, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 13.06(c).

         The failure by any Subsidiary Guarantor to make a payment in respect of its obligations under its Subsidiary Guarantee by reason of any provision of this Article Thirteen shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

         Section 13.10. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of a Note by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Thirteen and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Subsidiary Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Subsidiary Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Guarantor Senior Debt, or any Senior Representative, may file such a claim on behalf of Holders of the Notes.

         Section 13.11. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Guarantor Senior Debt or Designated Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or such Subsidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         (b) Without limiting the generality of subsection (a) of this Section 13.11, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Thirteen or the obligations hereunder of the Holders of the Notes to the holders of such Guarantor Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Debt or any Senior Debt as to which such Guarantor Senior Debt relates or any instrument evidencing the same or any agreement under which such Guarantor Senior Debt or such Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Debt or any Senior Debt as to which such Guarantor Senior Debt relates; (3) release any Person liable in any manner for the collection or payment of such Guarantor Senior Debt or any Senior Debt as to which such Guarantor Senior Debt relates; and (4)exercise or refrain from exercising any rights against such Subsidiary Guarantor and any other Person; PROVIDED that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

         Section 13.12. NOTICE TO TRUSTEE. The Company and each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the subordination provisions of this Article or any other provision of this Indenture, the Trustee shall not


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

be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company, such Subsidiary Guarantor or a holder of its Guarantor Senior Debt or from any representative, trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 13.12, shall be entitled in all respects to assume that no such facts exist; PROVIDED that if the Trustee shall not have received the notice provided for in this Section 13.12 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of such Guarantor Senior Debt or any representative, trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

         (b) Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee, by a Person representing himself to be a holder of Guarantor Senior Debt (or a representative, trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to


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

furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Thirteen, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 13.13. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT REGARDING DISSOLUTION, ETC. Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article Thirteen, the Trustee, subject to the provisions of Section 6.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Debt and other Indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen; PROVIDED that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Thirteen. The Trustee is not responsible for determining whether or not the court has been fully apprised of the provisions of this Article Thirteen.

         Section 13.14. RIGHTS OF TRUSTEE AS A HOLDER OF GUARANTOR SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Thirteen with


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

respect to any Guarantor Senior Debt which may at any time be held by the Trustee, to the same extent as any other holder of such Guarantor Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Thirteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07, none of which is or shall be subordinate in right of payment to Guarantor Senior Debt or Senior Debt.

         Section 13.15. ARTICLE THIRTEEN APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Thirteen shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Thirteen in addition to or in place of the Trustee; PROVIDED that
Section 13.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 13.16. NO SUSPENSION OF REMEDIES. Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Thirteen of the holders, from time to time, of Guarantor Senior Debt.

         Section 13.17. TRUSTEE'S RELATION TO GUARANTOR SENIOR DEBT. With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Thirteen (and in Article Fourteen with respect to Senior Debt), and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe


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

any fiduciary duty to the holders of Guarantor Senior Debt and the Trustee shall not be liable to any holder of Guarantor Senior Debt if it shall mistakenly in the absence of gross negligence or willful misconduct pay over or deliver to Holders, any Subsidiary Guarantor or any other Person moneys or assets to which any holder of Guarantor Senior Debt shall be entitled by virtue of this Article Thirteen or otherwise.

         Section 13.18. SUBROGATION. Upon the payment in full in cash or cash equivalents of all amounts payable under or in respect of Guarantor Senior Debt, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Debt to receive payments or distributions of assets of any Subsidiary Guarantor made on such Guarantor Senior Debt until all amounts due under the Subsidiary Guarantee shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Guarantor Senior Debt of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article Thirteen, and no payment pursuant to the provisions of this Article Thirteen to holders of such Guarantor Senior Debt by the Holders, shall, as among each Subsidiary Guarantor, its creditors other than holders of such Guarantor Senior Debt and the Holders, be deemed to be a payment by such Subsidiary Guarantor to or on account of such Guarantor Senior Debt) it being understood that the provisions of this Article Thirteen are solely for the purpose of defining the relative rights of the holders of such Guarantor Senior Debt, on the one hand, and the Holders, on the other hand.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Thirteen shall have been applied, pursuant to the provisions of this Article Thirteen, to the payment of all amounts payable under Guarantor Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Debt at the time outstanding any payments or distributions received


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

by such holders of Guarantor Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Debt in full.


                                   ARTICLE FOURTEEN

                                SUBORDINATION OF NOTES

         Section 14.01. NOTES SUBORDINATE TO SENIOR DEBT. The Company covenants and agrees, and each Holder of a Note, by such Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Fourteen, the Indebtedness represented by the Notes and the payment of the Senior Subordinated Note Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or cash equivalents of all amounts payable under all existing and future Senior Debt.

         This Article Fourteen shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Debt; and such provisions are made for the benefit of the holders of Senior Debt; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

         Section 14.02. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or (c) any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, then and in any such event:


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

         (i) the holders of Senior Debt shall be entitled to receive payment in full in cash or cash equivalents or provision acceptable to the requisite holders of Senior Debt made for such payments, of all amounts due on or in respect of Senior Debt before the Holders are entitled to receive any payment or distribution, whether in cash, property or securities (excluding Permitted Junior Securities) on account of Senior Subordinated Note Obligations or for the acquisition of any of the Notes; and

         (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

         (iii) in the event that, notwithstanding the foregoing provisions of this Section 14.02, the Trustee or the Holder of any Note shall have received any payment or distribution of properties or assets of the Company of any kind or character, whether in cash, property or securities, by set off or otherwise in respect of any Senior Subordinated Note Obligations before all Senior Debt is paid or provided for in full in cash or cash


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

    equivalents, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this
Article if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Eight.

         Section 14.03. SUSPENSION OF PAYMENT WHEN SENIOR DEBT IN DEFAULT. Unless Section 14.02 shall be applicable, upon the occurrence of a Payment Default, no direct or indirect payment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of the Senior Subordinated Note Obligations or on account of the purchase or redemption or other acquisition of any Senior Subordinated Note Obligations unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Debt shall have been discharged or paid in full in


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

cash in cash equivalents, after which, subject to Section 14.02 (if applicable), the Company shall resume making any and all required payments in respect of the Notes and the other Senior Subordinated Note Obligations, including any missed payments.

         (b) Unless Section 14.02 shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) receipt by the Trustee and the Company from a Senior Representative of written notice of such occurrence stating that such notice is a Payment Blockage Notice pursuant to Section 14.03(b) of this Indenture, no payment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of any Senior Subordinated Note Obligations or on account of the purchase or redemption or other acquisition of Senior Subordinated Note Obligations for a period ("PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Trustee of such notice unless and until the earlier to occur of the following events (subject to any blockage of payments that may then be in effect under Section
14.02 or subsection (a) of this Section 14.03): (i)179 days shall have elapsed since receipt of such notice, (ii)the date on which such Non-payment Default is cured or waived or ceases to exist (provided that no other Payment Default or Non-payment Default has occurred or is then continuing after giving effect to such cure or waiver), (iii) the date on which such Designated Senior Debt is discharged or paid in full in cash or cash equivalents or (iv) the date on which such Payment Blockage Period shall have been terminated by express written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, subject to Section 14.02 (if applicable) and subject to the existence of any Payment Default, the Company shall promptly resume making any and all required payments in respect of the Senior Subordinated Note Obligations, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period, whether with respect to the Notes, any Subsidiary Guarantee or the


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

Notes and the Subsidiary Guarantees collectively, may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Debt that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period (other than any such Non-payment Default which was not and could not reasonably be expected to have been known by the holders or the Senior Representative) will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to a Non-payment Default pursuant to any provision under which a Non-payment Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose; PROVIDED that, in the case of a breach of a particular financial covenant, the Company shall have been in compliance for at least one full period commencing after the date of commencement of such Payment Blockage Period). In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in clause (2) hereof and there must be a 181 consecutive day period in any 360 day period during which no Payment Blockage Period is in effect pursuant to this Section 14.03(b).

         (c) In the event that, notwithstanding the foregoing, the Trustee shall have received from the Company, or the Holder of any Note shall have received from any source, any payment on account of the principal of, or premium, if any, or interest on, the Notes, or any other Senior Subordinated Note Obligations at a time when such payment is prohibited by the foregoing provisions of this Section 14.03, the Trustee or such Holders shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of Senior Debt (PRO RATA as to each of such



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

holders on the basis of the respective amounts of such Senior Debt held by them), or their representative or the trustee under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all outstanding Senior Debt until all such Senior Debt has been paid in full in cash, after giving effect to all other payments or distributions to, or provisions made for, the holders of Senior Debt.

         Section 14.04 TRUSTEE'S RELATION TO SENIOR DEBT. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fourteen (and in Article Thirteen with respect to any Guarantor Senior
Debt), and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall mistakenly pay over or deliver to Holders, the Company, any Subsidiary Guarantor or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article Fourteen or otherwise.

         Section 14.05. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT. Upon the payment in full in cash or cash equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, premium, if any, and interest on the Notes shall be paid in full in cash or cash equivalents. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the


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

Notes or the Trustee shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Fourteen shall have been applied, pursuant to the provisions of this Article Fourteen, to the payment of all amounts payable under the Senior Debt of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in cash or cash equivalents.

         Section 14.06. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article Fourteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article Fourteen or elsewhere in this Indenture or in the Notes is intended to or shall
(a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Fourteen of the holders of Senior Debt (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling


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

of assets and liabilities of the Company referred to in Section 14.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or
(2) under the conditions specified in Section 14.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 14.03(c).

         The failure to make a payment on account of any Senior Subordinated Note Obligations by reason of any provision of this Article Fourteen shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

         Section 14.07. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fourteen and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Debt, or any Senior Representative, may file such a claim on behalf of Holders of the Notes.

         Section 14.08 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture,


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

regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         (b) Without limiting the generality of subsection (a) of this Section 14.08, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Fourteen or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2)sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection or payment of Senior Debt; and
(4) exercise or refrain from exercising any rights against the Company and any other Person; PROVIDED that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

         Section 14.09. NOTICE TO TRUSTEE. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article Fourteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, fiduciary or agent therefor; and, prior to the


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

receipt of any such written notice, the Trustee, subject to the provisions of this Section 14.09, shall be entitled in all respects to assume that no such facts exist; PROVIDED that if the Trustee shall not have received the notice provided for in this Section 14.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Debt or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

         (b) Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee by a Person representing himself to be a holder of Senior Debt (or a representative, trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Debt (or a representative, trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fourteen, and if such evidence is not furnished, the Trustee may defer any payment to such

Person pending judicial determination as to the right of such Person to receive such payment.

         Section 14.10. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article Fourteen, the Trustee, subject to the provisions of
Section 6.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; PROVIDED that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Fourteen. The Trustee is not responsible for determining whether or not the court has been fully apprised of the provisions of this Article Fourteen.

         Section 14.11. RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fourteen with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Fourteen shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 6.07, none of which is or shall be subordinate in right of payment to Senior Debt.


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


         Section 14.12. ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Fourteen in addition to or in place of the Trustee; PROVIDED that Section 14.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section   NO SUSPENSION OF REMEDIES.  Nothing contained in this
Article Fourteen shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Fourteen of the holders, from time to time, of Senior Debt.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                             LEINER HEALTH PRODUCTS GROUP INC.


                             By:/s/ William B. Towne
                                -------------------------------------
                                Name: William B. Towne
                                Title: Executive Vice President,
                                  Chief Financial Officer

                        UNITED STATES TRUST COMPANY OF
                          NEW YORK, as Trustee


                             By:/s/ Gerard F. Ganey
                                -------------------------------------
                                Name: Gerard F. Ganey
                                Title: Senior Vice President

                                                                       EXHIBIT A

                          LEINER HEALTH PRODUCTS GROUP INC.

                                   to be assumed by
                             LEINER HEALTH PRODUCTS INC.

                        9 % SENIOR SUBORDINATED NOTE DUE 2007


CUSIP No. ______________
NO. _______________                                            $________________

         LEINER HEALTH PRODUCTS GROUP INC., A DELAWARE CORPORATION (THE "COMPANY," WHICH TERM INCLUDES ANY SUCCESSOR UNDER THE INDENTURE HEREINAFTER REFERRED TO), FOR VALUE RECEIVED, PROMISES TO PAY TO ______________ OR REGISTERED ASSIGNS, THE PRINCIPAL SUM OF _______________ UNITED STATES DOLLARS [(OR SUCH LESSER OR GREATER PRINCIPAL AMOUNT, NOT EXCEEDING EIGHTY-FIVE MILLION DOLLARS AND NO CENTS IN UNITED STATES DOLLARS ($85,000,000), AS SHALL BE OUTSTANDING HEREUNDER FROM TIME TO TIME IN ACCORDANCE WITH SECTION 2.05 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF)] ON JULY 1, 2007, AT THE OFFICE OR AGENCY OF THE COMPANY REFERRED TO BELOW, AND TO PAY INTEREST THEREON ON JANUARY 1, AND JULY 1 IN EACH YEAR, COMMENCING ON JANUARY 1, 1998 (EACH AN "INTEREST PAYMENT DATE"), ACCRUING FROM THE ISSUE DATE OR FROM THE MOST RECENT INTEREST PAYMENT DATE TO WHICH INTEREST HAS BEEN PAID OR DULY PROVIDED FOR, AT THE RATE OF 9 5/8% PER ANNUM, UNTIL THE PRINCIPAL HEREOF IS PAID OR DULY PROVIDED FOR. INTEREST SHALL BE COMPUTED ON THE BASIS OF A 360-DAY YEAR OF TWELVE 30-DAY MONTHS. THE COMPANY WILL ALSO PAY ADDITIONAL INTEREST (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT REFERRED TO ON THE REVERSE HEREOF), IF ANY, ON THIS NOTE AS AND TO THE EXTENT PROVIDED THEREIN AND IN SUCH INDENTURE, UNTIL NO LONGER SO REQUIRED OR UNTIL THE PRINCIPAL HEREOF IS PAID OR DULY PROVIDED FOR.

-------------------------------

*    To be included in any Global Note that is a Restricted Security.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this note (or one or more predecessor notes) is registered at the close of business on the december 15 or june 15 (each a "Regular Record Date"), whether or not a business day, as the case may be, next preceding such interest payment date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the notes, to the extent lawful, shall forthwith cease to be payable to the holder on such regular record date, and may be paid to the person in whose name this note (or one or more predecessor notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the trustee, notice of which shall be given to holders of notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such indenture.

          Payment of the principal of, and premium, if any, and interest on, this note will be made at the corporate trust office or agency of the trustee maintained for that purpose in the city of new york, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check (which may be a check of the Company) mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

             TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          This is one of the Notes referred to in the within-mentioned
Indenture.

Dated:
                              UNITED STATES TRUST COMPANY OF
                                NEW YORK,
                                  as Trustee


                              By:
                                 -------------------------------
                                 Authorized Signatory

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                         LEINER HEALTH PRODUCTS GROUP INC.



                         By:
                              -------------------------------------
                            Name:
                            Title:


                         By:
                              -------------------------------------
                            Name:
                            Title:

                        (REVERSE OF NOTE)

             9 5/8% Senior Subordinated Note due 2007


          1. INDENTURE. This Note is one of a duly authorized issue of Notes of the Company designated as its 9 % Senior Subordinated Notes due 2007 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $85,000,000, which may be issued under an indenture (the "Indenture") dated as of June 30, 1997, by and among the Company, as Issuer, and United States Trust Company of New York, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture). Reference is hereby made to such Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, any Subsidiary Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and in effect from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

          All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          2. SUBSIDIARY GUARANTEES. This Note is entitled to certain future senior subordinated Subsidiary Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to Article Thirteen of the Indenture for terms relating to such Subsidiary Guarantees.

          3. SUBORDINATION. The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all existing and future Senior Debt (including the Indebtedness under the Credit Agreement). Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED that upon any defeasance of this Note referred to in Paragraph 7 below, the money or U.S. Government Obligations deposited pursuant to the defeasance provisions of the Indenture for the payment of this Note shall not be subject to the rights of the holders of Senior Debt of the Company pursuant to the subordination provisions of the Indenture.

          4.  REDEMPTION.

          (a) OPTIONAL REDEMPTION. Except as set forth below, the Notes are not redeemable at the option of the Company prior to July 1, 2002. Subject to earlier redemption in the manner described in the next two succeeding paragraphs, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning July 1 of the years indicated below:

          Year                          Redemption Price
          ----                          ----------------

          2002                               104.813%
          2003                               103.208%
          2004                               101.604%
          2005 and thereafter                100.000%

          In addition, at any time on or prior to July 1, 2000, the Company may, at its option, redeem Notes, in an aggregate principal amount of up to 30% of the aggregate principal amount of Notes originally issued, with the net cash proceeds of one or more Public Equity Offerings, at 109 % of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date; provided, however, that not less than $60.0 million principal amount of the Notes is outstanding immediately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and such redemption is effected within 60 days of the issuance in such Public Equity Offering.

          In addition, at any time prior to July 1, 2002, within 180 days after the occurrence of a Change of Control, the Company may, at its option, redeem all but not less than all of the Notes, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date.

          Notice of redemption of the Notes pursuant to this Paragraph 4(a) shall be mailed to holders of the Notes at least 30 but not more than 60 days before the Redemption Date.

          (b) NO SINKING FUND. The Company will not be required to make any mandatory sinking fund payments in respect of the Notes.

          (c) INTEREST PAYMENTS. In the case of any redemption of the Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          (d) PARTIAL REDEMPTION. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          5. OFFERS TO PURCHASE. Sections 10.14 and 10.15 of the Indenture provide that following certain Asset Sales (with respect to Section 10.14) and upon the occurrence of a Change of Control (with respect to Section 10.15) and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          6. DEFAULTS AND REMEDIES. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

          7. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          8. AMENDMENTS AND WAIVERS. The Company, each Subsidiary Guarantor (if any) and the Trustee (if a party thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, each Subsidiary Guarantor (if any) and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of each Holder of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          9. DENOMINATIONS, TRANSFER AND EXCHANGE. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of the authorized denomination, as requested by the Holder surrendering the same.

          The transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          10. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          11. REGISTRATION RIGHTS; ADDITIONAL INTEREST. Pursuant to, and subject to the terms and conditions of, the Registration Rights Agreement among Leiner Group, LHP and the Initial Purchasers for themselves and on behalf of the Holders of the Initial Notes, the Company will be obligated to use its best efforts to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 9 % Senior Subordinated Notes due 2007 (the Exchange Notes referred to in the Indenture), which will have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement and the Indenture.

          12. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, or premium, if any, or interest on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any of the Notes or of any Subsidiary Guarantor in any Subsidiary Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

          13. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS). THE TRUSTEE, THE COMPANY, EACH SUBSIDIARY GUARANTOR, ANY OTHER

OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

                         ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to

--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number) ---------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint
--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.


Date:_________________________               YOUR SIGNATURE:____________________
                                                            (Sign exactly as
                                                            your name appears on
                                                            the other side of
                                                            this Note)

                                                            By:_________________
                                                                 NOTICE:  To be
                                                                 executed by an
                                                                 executive
                                                                 officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i)the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii)the later to occur of the second anniversary of the Issue Date and the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with and that such transfer is:

                           [CHECK ONE]


(1)  __   to the Company or a subsidiary thereof; or

(2)  __   pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)  __   to an institutional "accredited investor" (as defined in Rule
          501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Company and the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __   outside the United States to a "foreign person" in compliance with
          Rule 904 of Regulations under the Securities Act of 1933, as amended;
          or

(5)  __   pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)  __   pursuant to an effective registration statement under the Securities
          Act of 1933, as amended; or

(7)  __   pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof, PROVIDED, that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)), and other information as the Trustee, Note Registrar or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

          If none of the foregoing boxes are checked, the Trustee or Note Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section2.05 of the Indenture shall have been satisfied.



Dated:____________________                      Signed:_________________________
                                                       (Sign exactly as name
                                                        appears on the other
                                                        side of this Security)



Signature Guarantee:____________________________________________________________

       TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date:______________________________               ______________________________
                                                   NOTICE:  To be executed by an
                                                            an executive officer

                OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 10.14 or 10.15 of the Indenture, check the Box:  []

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, state the amount:

                        $________________

DATE: __________________________      YOUR SIGNATURE: __________________________
                                                     (Sign exactly as your
                                                      name appears on the
                                                      other side of this Note)


                                                      By:_______________________
                                                          NOTICE:  To be signed
                                                          by an executive
                                                          officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                                                                       EXHIBIT B



                LEINER HEALTH PRODUCTS GROUP INC.

                         to be assumed by
                   LEINER HEALTH PRODUCTS INC.

             9 5/8% SENIOR SUBORDINATED NOTE DUE 2007

CUSIP No. ________________
NO. _______________                                            $________________

          LEINER HEALTH PRODUCTS GROUP INC., a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________________, or registered assigns, the principal sum of ____________________ United States Dollars on July 1, 2007, at the office or agency of the Company referred to below, and to pay interest thereon on January 1 and July 1 in each year, commencing on January 1, 1998 (each an "Interest Payment Date"), accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9 % per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. In addition, for any period in which any Initial Note (as defined in such Indenture) exchanged for this Note was outstanding, the Company will pay Additional Interest (as defined in the Registration Rights Agreement referred to on the reverse hereof), if any, on this Note as and to the extent provided therein and in such Indenture. Notwithstanding the first sentence hereof, to the extent interest (including Additional Interest, if any) has been paid or duly provided for with respect to any Initial Note (as defined in such Indenture) exchanged for this Note, interest on this Note shall accrue from the most recent Interest Payment Date to which such interest (including Additional Interest, if any) on such Initial Note had been paid or duly provided for.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the December 15 or June 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

          Payment of the principal of, and premium, if any, and interest on, this Note will be made at the Corporate Trust office or agency of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts: PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check (which may be a check of the Company) mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


          TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          This is one of the Notes referred to in the within-mentioned
Indenture.


Dated:
                                   UNITED STATES TRUST COMPANY OF NEW
                                     YORK
                                     as Trustee



                                   By:_________________________________
                                      Authorized Signatory

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                   LEINER HEALTH PRODUCTS GROUP INC.



                                   By:_______________________________
                                      Name:
                                      Title:


                                   By:_______________________________
                                      Name:
                                      Title:

                        (REVERSE OF NOTE)

             9 5/8% Senior Subordinated Note due 2007


          1. INDENTURE. This Note is one of a duly authorized issue of Notes of the Company designated as its 9 % Senior Subordinated Notes due 2007 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $85,000,000, which may be issued under an indenture (the "Indenture") dated as of June 30, 1997, by and among the Company, as Issuer, and United States Trust Company of New York, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture). Reference is hereby made to such Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, any Subsidiary Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and in effect from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

          All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          2. SUBSIDIARY GUARANTEES. This Note is entitled to certain future senior subordinated Subsidiary Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to Article Thirteen of the Indenture for terms relating to such Subsidiary Guarantees.

          3. SUBORDINATION. The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all existing and future Senior Debt (including the Indebtedness under the Credit Agreement). Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED that upon any defeasance of this Note referred to in Paragraph 7 below, the money or U.S. Government Obligations deposited pursuant to the defeasance provisions of the Indenture for the payment of this Note shall not be subject to the rights of the holders of Senior Debt of the Company pursuant to the subordination provisions of the Indenture.

          4.  REDEMPTION.

          (a) OPTIONAL REDEMPTION. Except as set forth below, the Notes are not redeemable at the option of the Company prior to July 1, 2002. Subject to earlier redemption in the manner described in the next two succeeding paragraphs, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning July 1 of the years indicated below:

          YEAR                          REDEMPTION PRICE

          2002                               104.813%
          2003                               103.208%
          2004                               101.604%
          2005 and thereafter                100.000%

          In addition, at any time on or prior to July 1, 2000, the Company may, at its option, redeem Notes, in an aggregate principal amount of up to 30% of the aggregate principal amount of Notes originally issued, with the net cash proceeds of one or more Public Equity Offerings, at 109 % of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date; provided, however, that not less than $60.0 million principal amount of the Notes is outstanding immediately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and such redemption is effected within 60 days of the issuance in such Public Equity Offering.

          In addition, at any time prior to July 1, 2002, within 180 days after the occurrence of a Change of Control, the Company may, at its option, redeem all but not less than all of the Notes, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date.

          Notice of redemption of the Notes pursuant to this Paragraph 4(a) shall be mailed to holders of the Notes at least 30 but not more than 60 days before the Redemption Date.

          (b) NO SINKING FUND. The Company will not be required to make any mandatory sinking fund payments in respect of the Notes.

          (c) INTEREST PAYMENTS. In the case of any redemption of the Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          (d) PARTIAL REDEMPTION. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          5. OFFERS TO PURCHASE. Sections 10.14 and 10.15 of the Indenture provide that following certain Asset Sales (with respect to Section 10.14) and upon the occurrence of a Change of Control (with respect to Section 10.15) and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          6. DEFAULTS AND REMEDIES. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

          7. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          8. AMENDMENTS AND WAIVERS. The Company, each Subsidiary Guarantor (if any) and the Trustee (if a party thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, each Subsidiary Guarantor (if any) and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of each Holder of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          9. DENOMINATIONS, TRANSFER AND EXCHANGE. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of the authorized denomination, as requested by the Holder surrendering the same.

          The transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          10. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          11. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, or premium, if any, or interest on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any of the Notes or of any Subsidiary Guarantor in any Subsidiary Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

          12. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS). THE TRUSTEE, THE COMPANY, EACH SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

                         ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to

--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number) ---------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.


Date:____________________                    Your Signature:____________________
                                                            (Sign exactly as
                                                            your name appears on
                                                            the other side of
                                                            this Note)


                                                            By:_________________
                                                                 NOTICE:  To be
                                                                 executed by an
                                                                 executive
                                                                 officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 10.14 or 10.15 of the Indenture, check the Box:  []

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, state the amount:

                       $__________________

Date: _____________________________     Your Signature:_________________________
                                                       (Sign exactly as your
                                                        name appears on the
                                                        other side of this Note)


                                                  By: __________________________
                                                       NOTICE:  To be signed
                                                       by an executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                                                                       EXHIBIT C


                    Form of Certificate To Be
                   Delivered in Connection with
            Transfers to NON-QIB Accredited Investors


                                                           ______________, _____


[trustee]


New York, New York  ______

Attention:  Corporate Trust Department


     Re:  Leiner Health Products Inc.
          (the "Company") 9 5/8% Senior Subordinated
          Notes due 2007 (the "Notes")


Ladies and Gentlemen:

          In connection with our proposed purchase of $________ aggregate principal amount of the notes, we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated June 30, 1997, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of June 30, 1997 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years (or such shorter period that hereafter may be provided under Rule 144(k) under the Securities Act (or any successor provision thereof) as permitting the resale by non-affiliates of restricted securities without restriction) after the later of the date of original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "resale restriction termination date") only (a) to the company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144a under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of regulations s under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act and otherwise in compliance with other applicable laws, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge on our own behalf and on behalf of any investor account for which we are purchasing Notes that the issuer and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

          4. We are an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
     Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities

     Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          6. You, the Company and counsel to the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                             Very truly yours,



                                             -----------------------------------
                                             (Name of Purchaser)


By:___________________________

Date:_________________________

          Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:


Name:_______________________________

Address:____________________________

Taxpayer ID Number:_________________

                                                                       EXHIBIT D



               Form of Certificate To Be Delivered
                   in Connection with Transfers
                     Pursuant to Regulation S


                                                          _______________, _____



[Trustee]


New York, New York  _____

Attention:  Corporate Trust Department


     Re:  Leiner Health Products Inc.
          (the "Company") 9 5/8% Senior Subordinated
          Notes Due 2007 (the "Notes")

Ladies and Gentlemen:

          In connection with our proposed sale of $ ____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with regulation s under the u.s. securities act of 1933, as amended (the "securities act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b)the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the notes.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [name of transferor]


                                        BY: __________________________________
                                                Authorized Signature

                                                                       EXHIBIT E



           FORM OF SUPPLEMENTAL INDENTURE IN RESPECT OF
                       SUBSIDIARY GUARANTEE


          This Supplemental Indenture, dated as of [_________] (this "Supplemental Indenture"), among [name of Subsidiary Guarantor] (the "Guarantor"), [Company] (together with its successors and assigns, the "Company"), [each other then existing Subsidiary Guarantor under the Indenture referred to below,] and [Trustee], as Trustee under the Indenture referred to below.

                       W I T N E S S E T H:

          WHEREAS, the Company and the Trustee have heretofore become parties to an Indenture, dated as of June 30, 1997, as amended (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $85,000,000 of 9 % Senior Subordinated Notes due 2007 of the Company (the "Notes");

          WHEREAS, Sections 10.10 and 13.02 of the Indenture provide that under certain circumstances the Company is required or permitted to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall guarantee the Company's obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article Thirteen of the Indenture; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the

Company[, the other Subsidiary Guarantors] and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

          1. DEFINED TERMS. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

          2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article Thirteen of the Indenture and to be bound by all other applicable provisions of the Indenture as a Subsidiary Guarantor.

          3. TERMINATION, RELEASE AND DISCHARGE. The Guarantor's Subsidiary Guarantee shall terminate and be of no further force or effect, and the Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 13.07 of the Indenture.

          4. NOTICES. All notices and other communications pertaining to the Guarantor's Subsidiary Guarantee or any Note shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid
(a) if to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company, and (b) if to the Holders or the Trustee, as provided in the Indenture. The Guarantor by notice to the Trustee may designate additional or different addresses for subsequent notices to or communications with the Guarantor.

          5. PARTIES. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee and the holders of any Guarantor Senior Debt, any legal or equitable right, remedy or claim under or in respect of the Guarantor's Subsidiary Guarantee or any provision contained herein or in Article Thirteen of the Indenture.

          6. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

          7. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

          8. COUNTERPARTS. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          9. HEADINGS. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                        [NAME OF GUARANTOR],

                                        By:  _________________________________
                                             Name:
                                             Title:
                                             Address:


                                        [COMPANY]

                                        By:  _________________________________
                                             Name:
                                             Title:
                                             Address:


                                        [Add signature block for any other
                                        existing Subsidiary Guarantor]


                                        [TRUSTEE]

                                        By:  _________________________________
                                             Name:
                                             Title:
                                             Address:

                                                                       EXHIBIT F



               FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June30, 1997 among LEINER HEALTH PRODUCTS INC., aDelaware corporation ("LHP"), LEINER HEALTH PRODUCTS GROUP INC., a Delaware corporation ("Leiner Group"), and United States Trust Company of New York, a New York corporation, as trustee under the indenture referred to below (the "Trustee").


                       W I T N E S S E T H

          WHEREAS Leiner Group, as issuer, heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 30, 1997, providing for the issuance of an aggregate principal amount of $85,000,000 of 9 % Senior Subordinated Notes due 2007 of Leiner Group (the "Notes");

          WHEREAS, in connection with the Recapitalization and the financing thereof, Leiner Group has issued the Notes pursuant to and in accordance with the Indenture;

          WHEREAS, in connection with the Recapitalization, Leiner Group wishes to assign, transfer and convey to LHP, and LHP wishes to assume, all of Leiner Group's rights and obligations in respect of the Indenture and the Notes, in consideration of, among other things, the making available to LHP of the Credit Facility for LHP's benefit and use, and the contribution to LHP by Leiner Group (through its subsidiary PLI) of substantial funds for LHP's benefit and use, among other things, to repay substantially all of LHP's previously existing Indebtedness; and

          WHEREAS, pursuant to Sections 8.03 and 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Leiner Group, LHP, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. DEFINITIONS. (a)Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

          2. ASSIGNMENT. Effective immediately following the consummation of the issuance and sale of the Notes to the Initial Purchasers on the date hereof, Leiner Group hereby expressly and irrevocably assigns, transfers and conveys to LHP all of Leiner Group's rights, obligations, covenants, agreements, duties and liabilities under, with respect to, arising in connection with or resulting from the Indenture and the Notes and any and all certificates and other documents executed by Leiner Group in connection therewith.

          3. ASSUMPTION. Effective immediately following the consummation of the issuance and sale of the Notes to the Initial Purchasers on the date hereof, LHP hereby expressly and irrevocably assumes, confirms and agrees to perform and observe all of the Indebtedness, obligations, covenants, agreements, terms, conditions, duties and liabilities of Leiner Group under, with respect to, arising in connection with or resulting from the Indenture and the Notes and any and all certificates and other documents executed by Leiner Group in connection therewith, as fully as if LHP were originally the obligor in respect thereof and the signatory thereto, including, but not limited to, (i) the payment of principal, premium (if any) and interest on the Notes when due, whether at maturity, by acceleration, by optional redemption, by mandatory prepayment or otherwise, and all other monetary obligations of Leiner Group under the Indenture and the Notes, and (ii) the full and punctual performance of all other obligations of Leiner Group under the Indenture and the Notes, including the compliance with the covenants contained in Article Ten of the Indenture. Following the execution and delivery of this Supplemental Indenture, the parties hereto agree that all references to "the Company" in the Indenture and the Notes shall be deemed to be references to LHP.

          4. RELEASE. Effective as of 12:01 A.M. (New York City time) on the day immediately following the date of the issuance and sale of the Notes to the Initial Purchasers, Leiner Group is hereby fully and unconditionally released and forever discharged from any and all obligations and liabilities Leiner Group may have under, with respect to, arising in connection with or resulting from the Indenture and the Notes and any and all certificates and other documents executed by Leiner Group in connection therewith. From and after such time, Leiner Group shall not be, and shall not be deemed to be, a party to or bound by the Indenture or any of the Notes for any purpose.

          5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed by the parties hereto and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

          6. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING APPLICATION OF SUCH LAWS).

          7. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                   LEINER HEALTH PRODUCTS GROUP INC.

                                     by
                                        ----------------------------------
                                        Name:
                                        Title:


                                   LEINER HEALTH PRODUCTS INC.

                                     by
                                        ----------------------------------
                                        Name:
                                        Title:


                                   UNITED STATES TRUST COMPANY OF
                                     NEWYORK

                                     by
                                        ----------------------------------
                                        Name:
                                        Title: